CONFIDENTIAL TREATMENT REQUESTED

Exhibit 10.9.1

EXECUTION COPY

SYNACOR

AMENDED AND RESTATED MASTER SERVICES AGREEMENT

1. PARTIES and EFFECTIVE DATE

1.1. Parties (each a “Party” and collectively, the “Parties”):

Synacor, Inc. (“Synacor”)		Charter Communications Operating, LLC (“Client”)
Attn.:	George Chamoun (“Synacor Representative”)	Attn:	Graham Williams (“Client Representative”)
Address:	40 La Riviere Drive, Suite 300	Address:	6399 S. Fiddler’s Green Circle
	Buffalo, New York 14202		6th Floor
Greenwood Village, Colorado 80111
Telephone:	716-362-2499	Telephone:	303-323-6027
Fax:	716-332-0081	Fax:	303-362-2499

1.2. Effective Date: April 1, 2010

2. SYNACOR SERVICES AND RESPONSIBILITIES

2.1. Services. Subject to the terms and conditions of this Amended and Restated Master Services Agreement (the “Master Agreement”), Synacor will provide the services described in this Agreement (collectively, the “Services”) in accordance with the terms and conditions set forth herein and those set forth in Schedules A, B, C, D, E, F, G and H, each of which is attached hereto and incorporated herein by this reference and any other schedules, attachments, exhibits, addenda, amendments or riders as may subsequently be agreed to and signed by the Parties and attached to this Agreement from time to time (collectively, this “Agreement”). This Agreement amends, restates and supersedes, in its entirety, that Master Services Agreement between Synacor and Client dated September 30, 2004. Synacor may provide the Services directly to Client, [*] Synacor will remain primarily responsible for the delivery of the Services to Client in accordance with this Agreement; [*]. Each Party will provide the other with reasonable cooperation, assistance, information and access as may be lawful and necessary to initiate Client’s and its registered users’ use of the Services (such as, for example, developing any content, user interfaces or appearance specific to the Services contracted for by Client). The Services will be available to customers of Client who have entered into a subscription agreement with Client to procure Client’s high speed Internet access service or other Client service (collectively, “Subscribers”) and others through Client’s Internet portal (all users of the Services through Client’s Internet portal, whether or not Subscribers, are referred to in this Agreement as “Users”). The Parties agree that Synacor will provide to Client the Internet portal through which Client’s Subscribers will access Premium Content (as such term is defined in Schedule E) and services, except as otherwise set forth herein. Such Premium Content and services may be provided to Client by Synacor or other providers of such content and services. Synacor Sourced Content (as such term is defined in Schedule E) will be provided pursuant to the provisions of this Agreement. Client Sourced Content (as such term is defined in Schedule E) will be integrated into the Synacor portal by Synacor’s professional services organization, subject to the applicable provisions of Schedule A. Notwithstanding the foregoing, Synacor understands and agrees that Client may from time to time merge with or acquire additional cable systems or assets of other cable systems (each an “Acquired System”), [*]

2.2. Technical Support. Synacor will provide the Services and technical support services in accordance with the requirements set forth in this Agreement, including Schedule F.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

2.3. Limitations. Synacor will not be responsible for, nor liable hereunder in connection with, any failure in the Services to the extent such failure results from: (a) the performance and availability of any Client Materials (as defined in Section 3.3) or other content provided by or for Client by parties other than Synacor; (b) Client’s negligence or willful acts or omissions; (c) third-party telecommunications or equipment failures outside of Synacor’s facilities, except for those facilities that are owned, operated or maintained by Synacor or by a third party on behalf of Synacor and are necessary for Synacor to deliver the Services; and (d) Service downtime resulting from scheduled maintenance as set forth in Schedule F. Further, except for breaches of Synacor’s representation and warranty set forth in Section 8.1(g), and Synacor’s performance requirements set forth in Schedule F and Schedule G, Synacor will not be responsible for, or liable hereunder, in connection with, any failure in the Services due to or resulting from unauthorized access, breach of firewalls or other hacking by third parties of the Synacor system (the “System”) any and all of which is not caused or enabled by Synacor’s acts or omissions.

2.4. Data. As between Synacor and Client, Client will own all Subscriber names, login IDs, passwords, click-stream data and other Subscriber registration or other information provided by Client or provided by or collected from Subscribers in connection with the Services, including any identification numbers or other information provided or used by Synacor to identify or distinguish between Subscribers (“Account Information”). Unless otherwise agreed to by Client in advance and in writing, Synacor will not disclose to third parties or use any Account Information except as necessary to perform its obligations under this Agreement or to comply with any legal or regulatory requirement; provided that, to the extent not otherwise prohibited by law, Synacor will provide Client with prompt notice of any such legal or regulatory requirement in order that Client may comply with the provisions of 47 U.S.C.A § 551 and seek a protective order with respect to such Account Information. To avoid uncertainty, each Party hereby acknowledges and agrees that, subject at all times to Section 5.2, Synacor may disclose aggregate information (not personally identifiable), including click-stream data of Users and Service usage and performance derived from Account Information to third party content providers from whom Synacor obtains distribution rights to the Synacor Sourced Content (“Synacor Providers”), investors, and Synacor customers for one or more of the following purposes: (i) benefit of Client, (ii) purpose of marketing Synacor’s products and services, and (iii) purpose of discussions about Synacor with the investor community, but only to the extent aggregated with similar data derived from Synacor’s other customers; provided that in any case, no such information will identify Client or any User or contain any Client-specific or User-specific information unless otherwise required by applicable law. Synacor will provide Client with all Account Information in a format chosen by Client within forty-eight (48) hours of receipt of written notice from Client requesting the same. This Section 2.4 will survive the expiration or earlier termination of this Agreement.

3. CLIENT RESPONSIBILITIES

3.1. Client Support; Synacor Status. Client acknowledges that the continuing performance of certain Services may depend on Client’s reasonable cooperation with, and provision of reasonable assistance, information and access to, Synacor. Synacor will not be liable for any delay in its performance to the extent caused by Client’s failure to timely provide any of the foregoing reasonably requested by Synacor. The Parties’ representatives (designated in Section 1.1) are responsible for facilitating communication between Synacor and Client regarding all technical and business matters.

3.2. Regulations. Client will use the Services only in compliance with all applicable federal, state and local laws, rules and regulations (including laws related to “spamming,” privacy, obscenity and defamation) (collectively, the “Regulations”). Client acknowledges and agrees that each Subscriber’s access to the Services will be subject to such Subscriber’s acceptance of Client’s “end user agreement” or “terms of use” regarding the Service and continuing compliance with the Regulations, and Client will maintain website use terms and conditions that will purport to govern the use of the Client Branded Portal by all Users. Synacor has no obligation to confirm the compliance with this Section 3.2 of the Client Materials or other content provided by or for Client, except for Synacor Sourced Content. Synacor may monitor the Client Materials, however, and may remove any content or disable any use of the Services that Synacor, in good faith and with a reasonable basis, determines to be in violation of any Regulation, provided that Synacor provides Client with at least [*] prior notice of such violating content so that Client will have the opportunity to review and make any necessary change to any such offending content.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

3.3. Materials and Equipment. Client will provide (on its own behalf, or on behalf of its sponsors or advertisers) certain materials, domain names, Client Sourced Content and other information (collectively, “Client Materials”) to Synacor as is reasonably necessary for Synacor to perform the Services. Client represents and warrants that it has the right to provide all Client Materials, and that use of such Client Materials in accordance with this Agreement will not violate Client’s obligations under any other agreement, the Regulations and any privacy policies covering any Client Materials. Except for any hardware, software and other technology used by Synacor to provide the Services, Client will be responsible for obtaining, operating and maintaining in good working order all equipment and ancillary services under Client’s control needed to permit Users to connect to, access or otherwise use the Services via the Internet, including modem termination systems, authentication and provisioning servers, network hardware and software and such network and communication services necessary to connect Users to the Internet, but excluding customer premises equipment (“Equipment”). Client will be responsible for the maintenance and integrity and security of its Equipment (physical, electronic and otherwise), Account Information, passwords, Client Materials and other data; provided, however, that Synacor will be responsible for the security thereof in accordance with this Agreement when such equipment, materials, information and data are under its control.

4. CLIENT LICENSE; SYNACOR PROPRIETARY RIGHTS.

4.1. License Grant. Client hereby grants to Synacor during the Term a nonexclusive, worldwide and royalty-free right and license to use, reproduce, modify, distribute, perform and display the Client Materials and the Client’s Marks (as defined herein) solely in connection with the provision by Synacor of the Services hereunder and in accordance with any use guidelines therefor as Client may provide from time to time.

4.2. No Implied Licenses. Except for the limited rights and licenses expressed hereunder, each Party will retain all right, title and interest in and to its logos and product and service names, which will at all times remain trademarks of such Party (the “Marks”), technology and other intellectual property (including in the case of Synacor, the Services and the software used by Synacor to provide the Services (the “Software”)). Neither Party will take any action inconsistent with such ownership. Each Party acknowledges that, as between the Parties, Client’s Marks and Synacor’s Marks are the exclusive property of the respective Party or one or more entities affiliated with such Party, and neither Party has, nor will acquire, any proprietary rights thereto by reason of this Agreement or otherwise. This is a contract for services only. All software, hardware and other technology used to provide the Services will be installed, accessed and maintained only by or for Synacor and no license therein is granted to Client. Client will not use Synacor’s Marks, Software or Services in any manner except as specifically provided herein. Synacor will not use Client’s Marks in any manner, except as specifically provided herein. No title to or ownership of any Client Sourced Content, Client Marks or Client Materials or any part thereof is hereby transferred to Synacor or any third party, nor will any rights therein accrue to Synacor or any third party as the result of the performance under this Agreement by either Party.

4.3. Restrictions. Except as specifically permitted in this Agreement, Client will not, directly or indirectly: (a) use any of Synacor’s Proprietary Information (as such term is defined in Section 5.1) to create any software that is similar to the Software or to provide any service that is similar to the Service; (b) decompile, disassemble, reverse engineer or use any similar means to attempt to discover the source code of the Software or the trade secrets therein, or otherwise circumvent any technological measure that controls access to the Software or Services; (c) encumber, transfer, rent, lease, or time-share the Software or Services, or use the Software or Services in any service bureau arrangement or otherwise for the benefit of any third party, except for Users; (d) access, copy, distribute, manufacture, adapt, create derivative works of or otherwise modify the Software; (e) remove any proprietary notices; or (f) knowingly permit any third party to engage in any of the acts proscribed in clauses (a) through (e) of this Section 4.3. Notwithstanding the foregoing, Synacor acknowledges and agrees that Client may make the Services available to subscribers of Client’s cable systems that are sold or otherwise transferred on a transitional basis for up to 12 months and such transition services will not be deemed a violation of this Section 4.3.

5. CONFIDENTIALITY.

5.1. Proprietary Information. Each Party agrees that neither it nor its representatives will disclose to any third party during the Term and for a period of not less than [*] after the termination or expiration of this Agreement, the Proprietary Information (as defined herein) of the other and each of the Parties desires to protect the confidentiality of its own Proprietary Information, provided that the prohibition against disclosure by

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Synacor of any personally identifiable information attributable to Client’s customers (except as required by or otherwise permitted under applicable law), will remain in effect in perpetuity subject only to applicable law. For purposes of this Agreement, “Proprietary Information” means any information disclosed by either Party in the following forms: (a) information originally disclosed in written, graphic, machine-readable or any other tangible medium, to the extent marked with a “confidential,” “proprietary” or similar legend, or (b) information disclosed orally or visually, to the extent identified as Proprietary Information at the time of such original disclosure. For purposes hereof and notwithstanding anything in this Agreement to the contrary, and without limiting Synacor’s right to disclose aggregate data under Section 2.4, any and all Account Information or other User information will be deemed Proprietary Information of Client whether or not marked as such, or identified as such, prior to disclosure.

Exceptions: The receiving Party will have no obligation to preserve the confidentiality of Proprietary Information to the limited extent that it:

5.1.1. was previously and independently known to the receiving Party free of any obligation to keep it confidential;

5.1.2. is or becomes publicly available by means other than unauthorized or illegal disclosure;

5.1.3. is developed by or on behalf of the receiving Party independently of any Proprietary Information furnished under this Agreement; or

5.1.4. is received from a third party whose disclosure thereof does not violate any confidentiality obligation.

The Party claiming that any of the foregoing exceptions applies will have the burden of proving such applicability. Any issue that the receiving Party may have as to the confidentiality expectations of the disclosing Party regarding particular information will be submitted to the disclosing Party prior to the disclosure under consideration for determination.

5.2. Non-Disclosure. Each Party will refrain from copying Proprietary Information, in whole or in part, except as required in furtherance of the uses permitted by this Agreement and subject to the accurate reproduction of all proprietary legends and notices located in the originals, and will limit dissemination of Proprietary Information to employees and agents of such Party, or of such Party’s affiliates, who (i) have a need to know the Proprietary Information in furtherance of the uses permitted by this Agreement and (ii) are subject to confidentiality obligations with respect thereto that are no less stringent than those required of the Parties hereunder. Except for the specific rights granted by this Agreement, neither Party will use or disclose any Proprietary Information of the other Party without its written consent and will ensure that its systems and network are secure in such a manner as to prevent any such disclosure in accordance with this Section. For purposes of clarification, under no circumstances will Synacor disclose the personally identifiable information of Client’s customers to any third party (even if under contract to that party). Furthermore, each Party will keep this Agreement and its terms confidential and will make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior consent of the other Party; provided that such specific obligation will not prohibit any disclosure that is required by law or the rules of any stock exchange or other entity where a Party’s securities are traded. The receiving Party will treat the Proprietary Information of the other Party with the same degree of confidentiality with which it treats its own Proprietary Information, and, in any event, the receiving Party will use a commercially reasonable degree of care to protect the Proprietary Information of the other Party. Each Party will bear the responsibility for any breach of confidentiality by its employees, agents, auditors or contractors. The terms and conditions of this Agreement will be kept confidential, except for (a) disclosure as may be required by law, regulation, court or government agency of competent jurisdiction (redacted to the greatest extent possible); or (b) disclosure to each Party’s respective officers, directors, employees and attorneys, in their capacity as such; provided that, such persons will be subject to this Section 5.2. Notwithstanding the foregoing, each Party may disclose the existence, but not the specific terms, of this Agreement without the prior consent of the other Party.

5.3. Required Disclosure. Nothing herein will prevent a receiving Party from disclosing all or part of the other’s Proprietary Information as necessary pursuant to the lawful requirement of a governmental agency or when disclosure is required by operation of law; provided, that prior to any such disclosure, (a) the receiving Party

CONFIDENTIAL TREATMENT REQUESTED

uses reasonable efforts to promptly notify the disclosing Party in writing of such requirement to disclose, to the extent not otherwise prohibited by law; (b) the receiving Party uses reasonable efforts to cooperate fully with the disclosing Party in protecting against any such disclosure or obtaining a protective order; (c) the receiving Party discloses only that portion of Proprietary Information that it is advised in writing by counsel it is required to disclose; and (d) the receiving Party uses reasonable efforts to obtain safeguards that confidential treatment reasonably acceptable to the disclosing Party will be accorded to such Proprietary Information. Any such required disclosure will not, in and of itself, change the status of the disclosed information as Proprietary Information under the terms of this Section 5.

5.4. Unauthorized Disclosure. The receiving Party will notify the disclosing Party immediately upon discovery of any actual or reasonably suspected compromise, unauthorized use or disclosure of Proprietary Information, or any other breach of this Section 5, and will cooperate with the disclosing Party in every reasonable way to help the disclosing Party regain possession of the Proprietary Information and prevent any further compromise, unauthorized use or disclosure.

5.5. Return of Proprietary Information; Ownership. All Proprietary Information will remain the exclusive property of the disclosing Party and a valuable trade secret of such Party and the original and all copies thereof, on whatever physical, electronic or other media such Proprietary Information may be stored, will be returned upon the earlier to occur of: (a) the expiration or earlier termination of this Agreement, or (b) within ten (10) business days of the disclosing Party’s request, provided that return in the latter case will not relieve the disclosing Party of its obligations otherwise to perform under this Agreement. Notwithstanding the foregoing, each Party’s legal counsel may retain one copy for its files solely to provide a record of such Confidential Information for archival purposes. Nothing in this Agreement will be construed as granting any license or other rights under any patents or copyrights of either Party, or any rights in or to Proprietary Information of either Party, except for the limited rights to use and disclose such Proprietary Information expressly granted to the other Party in this Agreement.

5.6. Relief. The Parties each acknowledge that money damages may not be an adequate remedy if this Section 5 is breached and, therefore, the disclosing Party will, in addition to any other legal or equitable remedies, be entitled to seek an injunction or similar equitable relief against such breach or threatened breach.

5.7. ADDITIONAL REQUIREMENTS WITH RESPECT TO CLIENT CUSTOMER INFORMATION. Any collection, maintenance, disclosure or use of the personally identifiable information of Client’s customers will be undertaken by Synacor (i) to the extent applicable, in accordance with the subscriber information collecting business practices of Client and in a manner that does not violate or cause Client to be in violation of Client’s written customer privacy policy (a copy of which can be found at http://www.charter.com/visitors/yourprivacyrights.aspx) and, in all cases; (ii) in compliance with any applicable laws (domestic or foreign) governing the collection, maintenance, transmission, dissemination, use and destruction thereof, including specifically the Electronic Communications Privacy Act, 18 U.S.C. § 2701 et seq., and any applicable state and/or federal security breach notification laws; and (iii) in compliance with the Payment Card Industry Association Security Standards, to the extent the recipient has access to any Client customer’s payment card information. In the event that any changes in Client’s customer privacy policy are adopted after the date of this Agreement, and such changes are reasonably anticipated to result in materially increased costs to Synacor, the parties will work in good faith to determine what modifications to the Services and Software are necessary and to negotiate any costs associated with such modifications.

Synacor will retain all personally identifiable or payment card information of Client’s customers only for so long as is reasonably necessary to complete the purposes for which such information has been disclosed to Synacor, unless otherwise specified by a mutual written agreement of the Parties. Synacor will thereafter, at Client’s election, permanently destroy or, to the extent such information was provided by Client, return such customer information to Client with a certification signed by an officer of Synacor that all such customer information has been destroyed or returned.

Upon reasonable request from Client, Synacor will provide access to, and the right to inspect, all of Synacor’s records relating to (i) the collection, processing, or transfers of data relating to the personally identifiable or payment card information of Client’s customers and (ii) the information security measures used by Synacor to secure any

CONFIDENTIAL TREATMENT REQUESTED

such information. Synacor further agrees to cooperate in any regulatory investigation or in any internal investigation by Client (and in responding to any inquiry by any Client customer) relating to the same. In the event of any such investigation or inquiry, upon notice to Synacor, Client may suspend any further transfers, disclosure of, and access to the personally identifiable or payment card information of Client’s customers for so long as may be necessary to obtain assurances that any additional transfers will not provide the basis for further regulatory action or possible liabilities. Any such suspension will not relieve either party from any liability arising under this Agreement or any other commercial agreements between Synacor and Client. Client understands and agrees that such suspension may hinder Synacor’s performance of certain Services under this Agreement that may be contingent on use of the personally identifiable or payment card information of Client’s customers, and Client waives any claims for breach of this Agreement and waives any right to damages to the extent Synacor’s failure to perform Services is caused by such suspension.

6. SYNACOR FEES, PAYMENT TERMS AND TAXES.

6.1. Fees. Synacor’s fees for the Services are set forth in the Pricing Schedule attached hereto as Schedule A (the “Fees”).

6.2. Payment Terms. Except to the extent specifically provided otherwise in this Agreement, as the same may be amended from time to time, payments required under this Agreement will be made as follows:

6.2.1. Within [*] during the Term, Client will provide to Synacor a report describing all information reasonably necessary for Synacor to calculate the fees payable to Synacor with respect to Premium Products, Advertising Revenue received by Client, and other matters for which Synacor’s fee is based on information in Client’s possession that is not available through the System. [*]

6.2.2. Within [*] during the Term, Synacor will provide to Client a report describing in reasonable detail (a) all revenue received by Synacor in the course of its performance of the Services that is used in determining the amounts payable to each Party under the terms of this Agreement, including all search and advertising revenue, (b) all costs and expenses for which Synacor is entitled under the Schedules to reimbursement from such revenues, (c) all other adjustments and deductions from such revenues, if any, that Synacor is entitled to make under the Schedules, and (d) a calculation of the resulting net amount owed by one Party to the other Party with respect to such revenues (after factoring in the revenue share and other fees earned on such amounts in accordance with the Schedules). Concurrently with or following the delivery of such report, and subject to Section 6.2.3, and in no event later than [*], Synacor will pay to Client all of Client’s share of revenue received by Synacor during such month, [*]

6.2.3. [*]

Subject to the terms set forth in this Section 6, all payments will be made in full in United States Dollars, at the respective Party’s usual corporate office business address or to an account designated by the respective Party. Other than amounts disputed in good faith by a Party, [*] Either Party, in

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

its sole discretion, may terminate this Agreement if the Party from whom payment is required, fails to pay the required amounts within [*] after the such Party receives written notice from the Party to whom payment must be made, that it has failed to pay any or all of the amounts required hereunder and such amounts are not in dispute. Each Party must notify the other of any disputed amounts within [*]

6.3. Taxes. Client will bear, be responsible for, and will pay any and all sales, use, personal property or other taxes imposed on the delivery, licensing or use of the Client Branded Portal or the provision of the Services. Synacor will pay all other taxes arising under this Agreement, including taxes based upon Synacor’s net income or ad valorem, personal, or real property taxes imposed on Synacor’s property. [*]

7. TERM AND TERMINATION.

7.1. Term. This Agreement will be effective as of the Effective Date and continue in full force and effect for one year following the Effective Date (the “Initial Term”) and will automatically renew for up to three additional terms of one year each (each a “Renewal Term” and collectively the Initial Term and any Renewal Term(s) being referred to as the “Term”). Client may prevent the automatic renewal by providing Synacor written notice of its intent not to renew at any time prior to the end of the Initial Term or the then-current Renewal Term (a “Nonrenewal Notice”).

7.2. Termination for Cause. In addition to any of its other remedies, either Party may terminate this Agreement in the event that the other Party materially breaches any provision of this Agreement and fails to cure such breach within thirty (30) days after receiving written notice of such breach from the non-breaching Party.

Should either Party be subject to a “Change of Control” (as hereafter defined), then such Party [*]

7.3. Transition Period. Upon the expiration and non-renewal of the Term under Section 7.1 or the termination of this Agreement pursuant to the terms of Section 7.2, in addition to and without in any way limiting its rights under Section 7.5, Client will have the right to delay such termination or expiration of this Agreement and continue the Term for a transition period of [*] beyond the date on which this Agreement would otherwise terminate or expire, as applicable, as Client may determine in its sole discretion, during which timeframe both Parties will continue to perform their respective obligations under this Agreement; [*]

7.4. Effects of Termination. Upon any expiration or earlier termination of this Agreement, and subject to Section 7.3, all rights and obligations of the Parties will cease, except that: (a) all obligations that accrued prior to the effective date of termination (including all payment obligations) will survive termination; (b) each Party will destroy (upon the written request of the other Party) or return to the other Party all of the other’s Proprietary Information in its possession or under its control pursuant to Section 5.5; and (c) Synacor will, after providing Client

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

with an electronic copy of such information and data in a mutually agreeable format, delete archived Account Information, other User identification information used or maintained by Synacor, and other transaction data (including all personally identifiable information of such Users). The provisions of Sections 2.4 (Data), 4.2 and 4.3 (Proprietary Rights), 5 (Confidentiality), 6 (Synacor Fees, Payment Terms and Taxes), but only to the extent accruing prior to the effective date of termination, 8 (Representations and Warranties; Indemnities), 9 (Limitations of Liability and Disclaimers), 10 (Open APIs and RSS Feeds), 12 (Records and Audit), to the extent set forth in such section, 13 (General Provisions) and this Section 7 will survive any termination or expiration of this Agreement.

7.5. Escrow Agreement. Notwithstanding anything in this Agreement to the contrary, in the event that:

(a)	Synacor ceases to do business;

(b)	Synacor discontinues providing the Services to Client for a period of two days; or

(c)	the Services provided to Client are not provided by a successor company to which assignment of this Agreement is effected (i) in accordance with the terms and conditions of this Agreement and (ii) in order to enable Client to provide for the seamless migration of Client’s Subscribers to an alternate system operated by Client;

at Client’s option, Synacor will use commercially reasonable efforts to cause all Synacor providers to enter into direct agreements with Client or third party service provider selected by Client on terms and conditions that are the same or substantially similar to the terms and conditions pursuant to which Synacor received such content. In addition, the Parties have attached hereto as Schedule H a copy of an executed Escrow Agreement whereby Synacor has placed the source code for the proprietary software that enables the presentation and delivery of the Services in an escrow account, which the Parties agree will be released to Client pursuant to the terms set forth in Section 1 (“Release Conditions”) of Exhibit C of such Escrow Agreement. Further, upon the occurrence of an event described in (a), (b), or (c) of this Section 7.5, Synacor will provide Client with access to, and otherwise reasonably cooperate with Client in order for Client to continue to operate the Services for the benefit of Users.

8. REPRESENTATIONS AND WARRANTIES; INDEMNITIES.

8.1. Synacor Representations and Warranties. Synacor represents and warrants to Client that (a) Synacor is duly organized and validly existing under the laws of its state of incorporation and has full power and authority to enter into this Agreement and to carry out the provisions hereof; (b) the execution, delivery and performance of this Agreement by Synacor does not conflict with any agreement, instrument or contract, to which Synacor is bound; (c) Synacor will perform its obligations and provide the Services to Client in a professional and workmanlike manner and in compliance with any and all applicable laws; (d) Synacor owns all right, title and interest in and to the Synacor Sourced Content and the Software and the System, each element thereof, and all intellectual property rights embodied therein or licensed to Client pursuant to this Agreement; or, in the case of any third party content, software, technology or information included therein, Synacor possesses, or has otherwise obtained all rights and valid licenses necessary to grant to Client all rights and licenses set forth in this Agreement; (e) Synacor has all necessary rights to provide the Services to Client under this Agreement and all rights of publicity with respect to any artists, artwork, text material, images, sound or video, if any, provided by Synacor in connection with the Services; (f) the Synacor Sourced Content, the System and the Services, in whole or in part, do not and will not infringe upon or interfere with any right of publicity, patent, trademark, copyright, trade name or other intellectual property rights or misappropriate any trade secret of any third party; and (g) Synacor will use commercially reasonable efforts to protect its network in accordance with applicable industry standards (without abrogating or otherwise limiting its obligations under Section 5) to insure that Synacor’s network and the Services are secure from unauthorized access and are free from any viruses, worms, or other code that will damage, interrupt or interfere with any software, content, data or hardware. Synacor further represents and warrants that, to its knowledge, the Synacor Sourced Content and the Services are not defamatory, obscene, or otherwise unlawful in any jurisdiction. Synacor further represents and warrants to Client that during the Term, the Services will be provided by qualified personnel in accordance with applicable United States federal law and the laws of such other jurisdictions as may be applicable thereto. Synacor will use commercially reasonable efforts, consistent with applicable industry standards and practices, to provide the Services in a manner designed to minimize errors and

CONFIDENTIAL TREATMENT REQUESTED

interruptions. Nonetheless, Services may be temporarily unavailable for scheduled maintenance or repairs by Synacor or by third-party providers, or because of other causes beyond Synacor’s reasonable control, and all such Service unavailability will be governed by Schedule F and the force majeure provision included in Section 13.

8.2. Client Representations and Warranties. Client represents and warrants to Synacor that (a) Client is duly organized and validly existing under the laws of its state of formation and has full power and authority to enter into this Agreement and to carry out the provisions hereof; (b) the execution, delivery and performance of this Agreement by Client does not conflict with any agreement, instrument or contract, to which Client is bound; (c) Client owns all right, title and interest in and to the Client Materials, including the Client Sourced Content, each element thereof, and all intellectual property rights embodied therein or licensed to Synacor pursuant to this Agreement; or, in the case of any third party content, software, technology or information included therein, Client possesses, or has otherwise obtained all rights and valid license necessary to grant to Synacor all rights and licenses set forth in this Agreement; and (d) to Client’s knowledge, the Client Materials are not defamatory, obscene, or otherwise unlawful and do not infringe or interfere with any intellectual property, contract, right of publicity, or any other proprietary right of any individual or entity. Client will be fully responsible for, and will reimburse Synacor for any and all liabilities arising out of any warranty concerning the Services made by Client to any User, prospect or other third party, except as expressly authorized in advance in writing by Synacor; provided that neither Client’s grant nor any breach by Client of any warranty given by Client to its Users will be deemed to abrogate any expressly provided remedies Client would otherwise be entitled to under this Agreement.

8.3. Synacor Indemnifications. Synacor will indemnify, defend and hold harmless Client from and against any and all liabilities, claims, judgments, costs, damages, suits, actions, proceedings, and expenses, including reasonable attorneys’ fees (collectively “Claims”) suffered or incurred by Client, arising out of or resulting from: (i) Synacor’s breach of any of its obligations under this Agreement, or its representations and warranties set forth herein; (ii) the failure of any of the representations or warranties made by Synacor herein to be true; (iii) any third party claims relating to the matters covered by the foregoing breaches or failures; (iv) any injuries to persons or damage to property caused by the negligent, willful or intentional acts or omissions of Synacor, its agents or employees; and (v) any third party claims relating to the Services.

8.4. Client Indemnifications. Client will indemnify, defend and hold harmless Synacor from and against any and all Claims suffered or incurred by Synacor, arising out of or resulting in any manner from: [*]

8.5. Claims. In case any Claim is brought by a third party for which indemnification is or may be made pursuant to this Agreement, the indemnified Party will provide prompt written notice thereof to the other Party; provided, however, that the failure of the indemnified Party to comply with the foregoing notification provision will not relieve the indemnifying Party of its indemnification obligations hereunder, except to the extent the indemnifying Party is actually prejudiced thereby. Where obligated to indemnify such Claim, the indemnifying Party will, upon the demand and at the option of the indemnified Party, assume the defense thereof (at the expense of the indemnifying Party) within thirty (30) days or at least ten (10) days prior to the time a response is due in such case, whichever occurs first. The Parties will cooperate reasonably with each other in the defense of any Claim, including making available (under seal if desired and if allowed) all records reasonably necessary to the defense of such Claim, and the indemnified Party will have the right to join and participate actively in the indemnifying Party’s defense of the Claim. Each Party will be entitled to prior notice of any settlement of any Claim to be entered into by the other Party, and any such settlement will be subject to the reasonable approval to the extent such Party’s rights would be directly and materially impaired.

Without limiting the foregoing, in the event of any Claim or threatened Claim of infringement involving a portion of any portion of the Software or Services provided by Synacor: (i) upon Client’s request and at Synacor’s expense, Synacor will [*] procure the right or license [*] for Client to continue to use and otherwise exploit in accordance with the terms hereof such portion of the Software or Services at no additional cost or expense to Client other than the fees set forth herein; or (ii) at Synacor’s sole discretion, but upon as much prior written notice to Client as is reasonably practicable, Synacor may modify or alter

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(to the extent that Synacor has rights to so modify or alter), or delete any such portion of the Software or Services, as the case may be, so as to make such portion non-infringing while maintaining substantially comparable functionalities and capabilities of such parts of the Software or Services that are material to Client’s then-current or demonstrably anticipated use hereunder. The Parties agree that Synacor’s commercially reasonable efforts to satisfy (i) or (ii) above will include procurement of such licenses or making such modifications at costs up to and including the lesser of [*]. If options (i) and (ii) are not achievable as to any such portion: (1) Client may terminate the rights and licenses granted hereunder, in its sole discretion, as to such infringing portion, or this Agreement without liability if loss of such portion materially and adversely affects the Services or functionality Client expects hereunder; or (2) to the extent Synacor used commercially reasonable efforts to obtain a license or modify the Software or Services as set forth in subsections (i) or (ii) and where Synacor is reasonably exposed to material liability from Client’s continued use of such portion of the technology or services, Synacor may, in its discretion, terminate the rights and licenses granted hereunder with respect to such portion. If, pursuant to the immediately foregoing sentence, Client or Synacor terminate the rights and licenses granted hereunder as to any portion of any Software or Services provided by Synacor and Client does not elect to terminate this Agreement, if applicable, the Parties will thereafter negotiate in good faith for a period of not less than 30 days with respect to reduced fees under this Agreement.

8.6. Insurance. Synacor will maintain, during the term of this Agreement, with an insuring carrier or carriers having an A.M. Best Rating of A+, VIII or higher, insurance of the following types covering the performance and conduct of Synacor hereunder and in the following amounts: general commercial liability insurance and employer’s liability insurance (including completed operations and contractual liability coverage) with limits (in combination with excess liability insurance) of no less than [*] per occurrence combined single limit and [*] in the aggregate; and workers compensation coverage as dictated by applicable law. Such policies will name Client as an additional insured. Upon request, Synacor will furnish Client with an insurance certificate executed by an authorized representative of each insurance carrier, evidencing the coverages outlined above and indicating that such insurance will not be canceled unless 30 days prior written notice has been given to Client and that Client is included as an additional insured.

9. LIMITATIONS OF LIABILITY AND DISCLAIMERS.

Anything herein to the contrary notwithstanding except with respect to Synacor’s indemnification obligations set forth in Section 8.3, neither Party will be liable to the other Party, its agents, affiliates, clients, or any other persons, for any lost profits or indirect, incidental, special, punitive, consequential or similar damages, even if advised in advance of the possibility of such damages. In no event will either Party’s liability for any and all claims, in the aggregate, arising out of, relating to or in connection with this Agreement or the performance of its obligations hereunder exceed the lesser of [*]

Except as expressly provided in this Agreement to the contrary, Services are provided “as is” without warranty of any kind, either expressed or implied, including the implied warranties of merchantability and fitness for a particular purpose and non-infringement. Synacor does not warrant that the Services will meet the requirements of Client (except to the extent specifically set forth in this Agreement) or those of any third party and, in particular, Synacor does not warrant that the System will be error free or will operate without interruption.

Synacor does not warrant or make any representation regarding the accuracy, adequacy or completeness of the contents of any content or the results to be obtained from their use. Synacor will not be liable to third parties for any lost profits or indirect, incidental, special, punitive, consequential or similar damages, even if advised in advance of the possibility of such damages.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Except as expressly set forth in Section 8.2, Client makes no warranty with respect to any Client Materials and expressly disclaims any warranty, express or implied, including the implied warranties of merchantability or fitness for a particular purpose. Client will not be liable to third parties for any lost profits or indirect, incidental, special, punitive, consequential or similar damages, even if advised in advance of the possibility of such damages.

10. OPEN APIs AND RSS FEEDS.

From time to time, Synacor may offer Client the ability to include certain functionality on the Client Branded Portal that Synacor will integrate via publicly available open APIs, RSS feeds, or similar technology. The providers of open APIs and RSS feeds often (i) do not include product representations, warranties or indemnifications in their terms of use, (ii) make no commitment that the functionality will continue to be available, and (iii) disclaim liability associated with such products. To the extent legally and contractually permitted, Synacor hereby assigns to Client all warranties and rights to indemnification provided to Synacor, if any, with respect to such open APIs, RSS Feeds, and similar technology, and any performance or use thereof. Synacor agrees to reasonably cooperate with Client in connection with the enforcement of such rights.

Synacor will work cooperatively and in good faith with Client in connection with the evaluation of any open APIs, RSS Fees or other technology and, when making a recommendation with respect to the integration of such technology, will exercise ordinary and reasonable diligence and care in doing so. Client may elect, in its sole discretion, to have Synacor include functionality made available through open APIs, RSS feeds, and the like on the Client Branded Portal. In such event, and notwithstanding anything to the contrary in this Agreement, the following will apply thereto:

(a) Such functionality is provided on an “as is” basis, and Synacor makes no representations or warranties of any kind, whether express, implied, statutory or otherwise with respect thereto and any use or inability to use such functionality. Synacor disclaims all warranties related thereto, including any implied warranties of merchantability, fitness for a particular purpose, and non-infringement;

(b) Synacor disclaims any liability for any damages of any kind arising from use of, or inability to use, such functionality, or from any removal of such functionality from the Client Branded Portal, including direct, indirect, incidental, punitive, consequential or exemplary damages, including lost data, business or anticipated profits, whether or not Synacor was aware of or advised of the possibility of such damages; and

(c) notwithstanding any indemnifications set forth in this Agreement, Synacor will not indemnify Client (or any other party) for any claims related to such functionality or any use thereof. If at any point, Client has concerns about the functionality or any use thereof, Client’s sole recourse is to remove or require removal of the functionality from the Client Branded Portal.

11. PUBLIC RELATIONS. Except as it relates to Client’s marketing of portal and related matters to Users and as otherwise permitted in Section 5.2, neither Party will issue any press release, nor otherwise disclose any information concerning this Agreement without the prior written consent of the other.

12. RECORDS AND AUDIT.

12.1. Records and Audit. Throughout the Term and for a period of [*] after the expiration or earlier termination of this Agreement, each of the Parties will maintain books and records regarding the Services, and other matters relating to this Agreement, including server logs, and customer usage logs, in accordance with generally accepted accounting principles. Each Party will have the right to audit such books and records of the other Party solely and directly relating to this Agreement upon reasonable notice and at its expense, [*] to take extracts from or make copies of such records. Each Party will maintain at its principal place of business during the Term and for a period of [*] thereafter all books, records, accounts, and technical materials regarding its activities in connection herewith sufficient to determine and confirm all amounts payable to the other Party and all compliance with all other material obligations pursuant to this Agreement. Upon a Party’s written

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

request (to be provided at least ten (10) business days prior to the date of the audit), the other Party will permit one (I) or more representatives of an auditor or agent of the requesting Party’s choice to examine and audit, during normal business hours, such books, records, accounts, documentation and materials, and take extracts therefrom or make copies thereof for the purpose of verifying the correctness of payments made pursuant hereto and/or compliance with the other material obligations hereunder; provided that, the auditing Party will first obtain a written agreement from any such auditor or agent that such auditor or agent will be bound by the confidentiality obligations set forth in Section 5 herein and the auditing Party will in all events be responsible to the audited Party for any action or inaction of such auditor or agent that would violate Section 5 of this Agreement. Unless otherwise agreed by the Parties in writing, such examination will be in material accordance with generally accepted accounting principles. The audited Party will pay any unpaid, non-disputed delinquent amounts within thirty (30) days of the other Party’s request. To the extent such examination discloses an underpayment of the greater of [*] or more of the aggregate amount owed to the other Party during the period that is the subject of the audit or [*] the audited Party will fully reimburse the other Party, promptly upon demand, for the reasonable fees and disbursements due the auditor for such audit; provided that, such prompt payment will not be in lieu of any other remedies or rights available to such other Party hereunder. In all other events, all fees and expenses of the auditing Party’s auditor or agent under this Section will be paid by the auditing Party. If an audit reveals an overpayment, the auditing Party will promptly notify the other and will pay the amount of any such overpayment to the other Party within thirty (30) days thereafter.

12.2. Disputes. If any report of an audit under the provisions of Section 12.1 discloses to the auditing Party any underpayments or overpayments, a copy of such audit report will be promptly delivered to the audited Party. Unless the amount of any underpayment or overpayment shown on such report is disputed by the audited Party, in writing (a “Notice of Dispute”), within twenty (20) days after receipt of the audit report, the audit report will be deemed accepted and all amounts due thereunder will be paid according to the applicable provisions of Section 12.1. In the event that Client and Synacor have not resolved all disputed items to their mutual satisfaction within thirty (30) days after a Notice of Dispute has been received by the auditing Party, they will promptly submit such audit report and all supporting work papers to an independent accounting firm (as such independence is determined in accordance with generally accepted auditing standards) of national stature in the United States selected by mutual agreement of Client and Synacor for binding review of any disputed items. All costs and expenses of such review will be apportioned between the Parties on the basis of each Party bearing the expense of that portion of the review that will be related to disputed items that are resolved against such Party. If Client and Synacor are unable to agree upon the selection of an independent accounting firm of national stature in the United States to perform the binding review of any disputed items, the determination and selection of the independent accounting firm of national stature will be settled by arbitration in New York, New York in accordance with the rules and regulations of the American Arbitration Association.

13. GENERAL PROVISIONS. This Agreement is not transferable by either Party without the other’s prior written consent, except that, subject to Section 7.2, either Party may (without consent) assign its rights and obligations hereunder to any entity that is controlled by, controls, or is under common control with the assigning Party or to any successor entity to all or substantially all of its business (by sale or other transfer of equity or assets, merger, consolidation, reorganization or otherwise). Except as the context otherwise requires, no consent or approval right granted under this Agreement will be unreasonably conditioned, delayed or withheld. This Agreement will be binding upon, and inure to the benefit of, the successors, representatives and permitted assigns of the Parties. This Agreement (including any schedules, exhibits, riders, addendums, amendments and attachments) constitutes the entire agreement, and supersedes all prior negotiations, understandings or agreements (oral or written), between the Parties concerning the subject matter of this Agreement. No change, modification or waiver to this Agreement will be effective unless in writing and signed by both Parties. In the event of any conflict or inconsistency between the terms and conditions in the Master Agreement and any schedule or other exhibit attached hereto not expressly and specifically stated otherwise, the terms and conditions of the schedule or exhibit will prevail. Except as expressly provided herein, any different or additional terms on any related purchase order, confirmation or similar form, even if signed by the Parties after the date hereof, will have no force or effect on this Agreement. The failure of either Party to enforce its rights under this Agreement at any time for any period will not be construed as a waiver of such rights. In the event that any provision of this Agreement will be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that the Agreement will otherwise remain in full force and effect and enforceable. All notices under this Agreement will be in writing and, unless otherwise provided in this Agreement, will only be deemed to have been duly given the day after being sent, if sent

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

for next day delivery by nationally recognized overnight delivery service; or upon receipt, if sent by certified or registered mail, return receipt requested. This Agreement will be governed by and construed in accordance with the laws of the State of New York, USA without regard to the conflicts of laws provisions thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing Party (whether plaintiff or defendant) will be entitled to recover its reasonable costs and attorney’s fees. Headings are for convenience of reference only and will in no way affect interpretation of the Agreement. As used in this Agreement, the word “including” means “including but not limited to,” and all variations of the word are similarly intended to be illustrative and not exclusive. This Agreement may be executed in one or more counterparts, each of which (once executed) will be deemed an original, but all of which taken together will constitute one and the same instrument. Neither Party will have any rights against the other Party for the non-operation of facilities or the non-furnishing of services or fulfillment of obligations if such non-operation, non-furnishing or non-fulfillment is due to an act of God or other cause beyond such Party’s reasonable control; provided, however, that no such event will relieve Synacor of its obligations to maintain and implement a disaster recovery plan under Schedule F. All remedies, whether at law, in equity or pursuant to this Agreement will be cumulative. The Parties agree that Synacor and its employees and agents will be serving Client as independent contractors for all purposes and not as employees or partners of, or joint venturers with, Client. Nothing in this Agreement will be deemed to constitute a fiduciary relationship between Synacor and Client, nor will anything in this Agreement be deemed to create an agency relationship between Synacor and Client. Neither Synacor nor Client will be or become liable or bound by any representation, act or omission whatsoever of the other. The provisions of this Agreement are for the exclusive benefit of the Parties and their permitted assigns, and neither Party intends to benefit any other person or entity, including a “third party beneficiary,” as that term may be defined by applicable statutory or case law, and except as expressly provided in Section 8(f) of Schedule E, no person or entity who is not a party (including an obligor, borrower, or guarantor) will have any rights or claim against a Party by virtue of this Agreement.

[The remainder of this page is blank intentionally. The signature page immediately follows.]

CONFIDENTIAL TREATMENT REQUESTED

In witness whereof, the Parties agree to the terms and conditions of this Agreement effective as of the Effective Date.

SYNACOR, INC.		CHARTER COMMUNICATIONS OPERATING, LLC
By: Charter Communications, Inc., its Manager

By:	/s/ Robert F. Cavallari	By:

Name:	Robert F. Cavallari	Name:

Title:	VP - Finance	Title:

Date:	4/28/10	Date:

CONFIDENTIAL TREATMENT REQUESTED

In witness whereof, the Parties agree to the terms and conditions of this Agreement effective as of the Effective Date.

SYNACOR, INC.	CHARTER COMMUNICATIONS OPERATING, LLC
By: Charter Communications, Inc., its Manager

By:	By:	/s/ Graham Williams

Name:	Name:	Graham Williams

Title:	Title:	Director

Date:	Date:	April 28, 2010

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE A

TO

SYNACOR AMENDED AND RESTATED MASTER SERVICE AGREEMENT

PRODUCT & PRICING SCHEDULE

The product deliverables and fees payable by Client to Synacor pursuant to the Agreement are set forth below.

1. Portal Features and Functionality:

Portal deliverables will include the following product elements:

a. A Client-branded Web portal (the “Client Branded Portal”) that reflects the design, features, content and functionality reasonably requested by Client, substantially similar to the form and content shown in the mock-up in Exhibit 2 to this Schedule A.

b. Content Publishing and Administration Components

c. Personalization elements of Client Branded Portal for establishment of User preferences on display.

d. Application Portal Interfaces (“APIs”) for unified registration, login and update associated with mutually agreed portal components. Synacor will work in good faith to conform to Client’s API structure as it exists as of the Effective Date.

e. Integration to existing Charter OSSAPI and EAI web services.

f. Hosting of portal framework and content within Synacor’s data center or Client’s Internet protocol (“IP”) network, in compliance with the service level requirements set forth in Schedule F (Service Level Agreement);

g. The elements, features and functionality set forth in Exhibit 1 to this Schedule A, substantially in accordance with the timeline set forth therein, and all other portal elements, features and functionality set forth elsewhere in the Agreement.

The Client Branded Portal will contain the elements specified above and elsewhere in this Agreement (the “Portal Deliverable”), [*]. Notwithstanding any other term or condition of this Agreement, Synacor will make changes requested by Client regarding the color scheme, Client logos, and other “look and feel” elements of the Client Branded Portal (the “Appearance Requirements”), all of which will be delivered according to a mutually-agreed upon timeframe schedule based on the level of functionality desired by Client. [*]

2. Portal Content:

a. The below-listed content (the “Initial Information Services”) will be the initial set of content hereunder integrated into the Client Branded Portal at no additional cost to Client, and Content or vendor substitutions and deletions may be made by Synacor from time to time upon Client’s written approval, not to be unreasonably withheld, as it modifies its Content suppliers and Content mix. Synacor will offer to Client for inclusion in the Client Branded Portal any Portal Content offered by Synacor to any of its other similarly situated clients, all on mutually agreed terms and only if Synacor has the right to offer such content to Client. In the event Portal Content needs to be removed from the Client Branded Portal due to a termination or expiration of Synacor’s license rights to such Portal Content, Synacor will provide Client reasonable prior notice of such termination or expiration, [*]

Schedule A-1

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

[*] Content will be subject to the terms and conditions in Schedule E (Content Distribution Addendum).

The Initial Information Services are:

(i) [*] service (stories, pictures, video, etc.) as set forth below (“[*]”) will be included in the Client Branded Portal so that when a User clicks on a news story or video, the User will remain within the Client Branded Portal. The [*] includes the following:

•	National News

•	World News

•	Sports News

•	Entertainment News

•	Health News

•	Business and Finance News;

(ii) Horoscopes;

(iii) [*]

(iv) Auto Channel [*];

(v) Career Channel [*];

(vi) Travel Channel [*];

(vii) Shopping Channel [*];

(viii) Video Channel [*];

(ix) Games Channel, including free advertising supported games and content;

(x) Local Channel [*];

(xi) Weather Channel [*];

(xii) TV listings. TV Listings will be provided by [*] or another provider at Client’s option and at Client’s cost. Client may enter into its own agreement with the provider for these listings, or may utilize listings available through Synacor by paying Synacor a fee for such listings equal to [*];

(xiii) On Demand Channel;

(xiv) Pay-Per-View Channel;

(xv) Movies Channel;

(xvi) Music Channel

(xvii) [*] search functionality (or another third-party provider approved in writing by Client);

(xviii) [*] search functionality;

Schedule A-2

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(xix) Streaming music functionality (currently provided as [*]);

(xx) Market Watch component;

(xxi) Quicklinks; and

(xxii) Charter Spotlight component.

b. Synacor will [*]. Synacor will take reasonable steps to ensure that any click-through content provided by Synacor does not reasonably bring Client or its image into disrepute. Synacor will make commercially reasonable efforts to ensure that no competitive advertising or content of any kind is provided on the Charter Branded Portal, including advertising of any competing services such as telephone, Internet Service Provider, portal, video, pay per view, satellite or telecom television, and Synacor will remove all advertisements or promotions that Client finds objectionable, in Client’s reasonable discretion, within [*] of Synacor’s receipt of written notice (including Email) from Client.

c. Client may direct Synacor to integrate and present additional content on the Client Branded Portal that Synacor is not otherwise required to provide under this Schedule A. Client may also request that Synacor provide additional development or customization services not otherwise required under this Schedule A. In such event, and in accordance with any written agreement or statement of work entered into in connection with such activities, Synacor may charge Client reasonable fees associated with the implementation and licensing thereof.

[*]

3. Charter Toolbar: Synacor will provide a private-label, functional Charter-branded, toolbar (the “Charter Toolbar”).

4. Fees:

a. Search Services Revenue Share. Synacor will provide Search Services as provided in Schedule B. Synacor will split the Search Revenue [*] to Client and [*] to Synacor. “Search Revenue” means the money Synacor receives from its Search Services Provider [*].

b. Advertising Revenue Share. Synacor and Client will include advertising on the Client Branded Portal as specified in Schedule C. Synacor and Client will share Advertising Revenue related to the Client Branded Portal and Email Services as follows:

(i) Where advertising is sold by third parties (such as Advertising.com or specific media, etc.) all such Advertising Revenue [*] will be split with [*] to Charter and [*] to Synacor.

Schedule A-3

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(ii) Where advertising is sold by Client, other MSOs and their agents, or any national spot cable television representative firms with which Client has an ongoing business relationship (currently, National Cable Communications), then

[*]

b)	Otherwise, Client will receive [*] of the Advertising Revenue and Synacor will receive [*] of the Advertising Revenue.

(iii) Where advertising is sold by Synacor, Client will receive [*].

The term “Advertising Revenue” includes all monies received by Synacor or Client from all video advertising, banner advertising, and other forms of advertising that appear on or within the Client Branded Portal or Email Services, whether sourced by Client, Synacor or from third party advertising partners, less any Advertising Costs of Goods, and less all fees, costs, [*]

“Advertising Costs of Goods” or “ACOG” means all direct, third-party costs related to such advertising or the provision of such advertising, including ad serving and advertising management services, which costs may include fees, costs, Content Provider revenue shares, chargebacks, and make goods, but will not include Synacor’s cost of its own employees or independent contractors.

[*]

d. Premium Content and Client Sourced Content. Fees for Premium Content and Client Sourced Content are as specified in Schedule D. Each Party will distribute Premium Content on the Client Branded Portal under the terms and conditions as specified in Schedule E.

5. Rights and Responsibilities:

5.1 Client Responsibilities.

[*]

[*]

Schedule A-4

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

[*]

5.2 Synacor Responsibilities. Synacor will deliver the following platform services, features and functionality during the Term, and such other services, features and functionality as the Parties mutually agree in writing:

[*]

b. Account and Head of Household Management

(i)	Enables end user’s household management of content and billing of certain Premium Content, following Client’s login and email management standards and practices

(ii)	Enables head of household to Allow/Not allow access to Premium Content, video and other functionality to other members of the household

(iii)	Enables head of household to set spending limits for household and child accounts

c. Premium Service subscription management:

(i)	The Client Branded Portal includes functionality that manages the authentication with all Premium Content

(ii)	The Client Branded Portal manages the billing related to all Premium Content to allow Synacor to accurately bill Client for such Premium Content. Client invoices end users separately.

(iii)	Synacor manages the release process of Premium Content enhancements

Schedule A-5

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

d. Premium Service transaction management:

(i)	The Client Branded Portal manages transactions such as music, movie and game purchases [*]

e. [*]

(i)	[*]

(ii)	[*]

f. Synacor hosts landing page and primary marketing page for selling all Premium Content

g. Synacor hosts the TV Listings pages, if desired by Client

(i)	Synacor will manage the following online and television integrations:

a)	[*]

b)	[*]

c)	[*]

d)	Managing online presentation of promotional pages promoting Client services

h. Provide the Charter Toolbar

(i)	Portal and Search links will go to Client Branded Portal pages

(ii)	TV listings and Local will go to applicable Client Branded Portal pages

i. [*]

j. Integrate Client Sourced Content as well as the Initial Information Services and other “free content” described herein.

k. Develop and maintain promotional television services on the Client Branded Portal, such as VOD, as mutually agreed by the Parties in writing.

1. Provide the daily publishing and editorial, which will include specific editorial for a portion of the DCC rotation, [*]. Synacor reserves the right to adjust the publishing and editorial schedule in an effort to optimize use of the Client Branded Portal.

m. Integrate other communication services or tools requested by Client and agreed to by Synacor in writing. Such integration may require additional fees to be paid to Synacor as mutually agreed.

n. Refresh the content of the “watercooler”, [*] news and other similar content areas of the Client Branded Portal [*]

Schedule A-6

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

[*]. Synacor reserves the right to adjust the publishing and editorial schedule in an effort to optimize use of the Client Branded Portal.

o. As part of the development services hereunder, Synacor will, at its expense, provide the development work necessary to enable the [*] that is listed in Exhibit 1 to this Schedule A, unless otherwise specified in such Exhibit.

p. Except where subsection (q.) below applies, Synacor will continue to receive and integrate programmer content into the site’s media player, provide navigation and linkages to Client programming partner broadband sites, develop and implement navigation, [*]

q. Synacor will create and implement authentication tools to place certain content behind an authentication layer, and other functionality to support consumer consumption of entitled TV video (the “Entitlements Project”) [*] provided that such Entitlements Project is initiated during the Initial Term. [*]

r. In addition to the reporting requirements set forth in Schedule F, Synacor will provide the development work necessary to enable usage reporting from [*] or another similar third party usage reporting vendor of Client’s [*]. At Client’s option, Client may choose to receive the same standard report set, which does not include reporting from a third party usage reporting vendor, that other Synacor customers receive that includes page views for Charter.net and Charter.net supplemental pages.

5.3 Synacor Rights. Synacor will have the ability to engage in the following activities, as they may be revised, deleted or supplemented by mutual agreement of the Parties during the Term:

a. Subject to Client’s approval, add additional content providers, channels or services that provide the opportunity of additional revenues or usage to the Client Branded Portal, at no cost, unless otherwise agreed upon by the Parties in writing.

b. Source additional Premium Content [*] provided that Client will have final approval on all Premium Content.

c. Determine e-commerce partners and integration methods, subject to Client’s prior written approval, including the following:

(i)	Careers, Travel, Autos, Relationships and Photos

(ii)	Contextual product placements in select content areas: Photos, Games, TVs, and Sports.

d. [*]

Schedule A-7

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

e. Subject to Client’s prior written approval, place an advertisement or content component above the fold to promote Premium Content.

6. Bandwidth and Hardware Fees. Client will be responsible for handling and arranging [*]. [*] [*]

7. Authentication for Client Sourced Services. Synacor will provide authentication for client sourced services that are not delivered through the portal (e.g. gaming) upon mutual agreement of the parties to [*]

[*]

Schedule A-8

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 1

to the Amended and Restated Master Services Agreement

Schedule A

CHARTER PRODUCT ROADMAP

Attached.

Schedule A-9

CONFIDENTIAL TREATMENT REQUESTED

CHARTER PRODUCT ROADMAP

Portal Features	Description	Estimated Availability*	Priority
Localized Promotional Areas

Ability to display content provided by client based on a logged in user’s geographic location. Will include (but not be limited to) the following areas:

Homepage DCC

Watercooler

Spotlight Component (in body of page)

		[*]	[*]

Service Driven Promotional Areas

Ability to display promotional banners based on a User’s Charter services. These banners can be used to promote engagement and usage of services offered through Charter.net. The banners may also be used to upsell or upgrade Client’s customers, free of charge for a period of six months following the Effective Date. Thereafter, the banners may be used to upsell or upgrade Client’s customers in accordance with terms agreed upon by the parties. Will include (but not be limited to) the following site areas:

•      The Home DCC

•      Water Cooler

•      Spotlight component

•      Other selected promotional components

		[*]	[*]

[*] Mobile DVR Scheduling	Assist in bringing Web DVR scheduling to Charter mobile apps for [*] boxes. It is expected that a third party will develop the apps, but Synacor will provide APIs and assist with integration.	[*] provided Charter has single sign on solution in place for Apps and Synacor has 90 days to complete its portion of work	[*]

Mobile DVR Scheduling for [*] and Moto	Assist in bringing Web DVR scheduling to Charter mobile apps. It is expected that a third party will develop the apps, but Synacor will provide APIs and assist with integration.	Four months after the functionality is launched on charter.net.	[*]

Integrate with Charter Webmail and CCS	Set up the integration with Charter and third party vendors to deliver Charter Webmail through the Charter Communications Suite (CCS) under the currently scoped project. Expansion of the scope of the current project will be addressed by a separate statement of work. Normal maintenance activity related to the integration after initial delivery will be provided by Synacor as necessary throughout the Term.	Currently scoped project may be ongoing, through [*]	[*]

Schedule A-10

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Portal Features	Description	Estimated Availability*	Priority

Maintain Integration with [*] for Business Search	Synacor will continue to support the [*] with any necessary API updates or other necessary maintenance	Ongoing	[*]

Web DVR	Integrate with third parties (as directed by Charter) for the expansion of Web DVR (online DVR scheduling) to include all DVR boxes.	Six months after third parties have provided all necessary materials and resolved all other matters upon which the commencement of the work is dependent	[*]

On Demand Bookmarking	Ability for user to create favorites folder on Charter.net that will show up on the home set top box	Four months after third parties have provided all necessary materials and resolved all other matters upon which the commencement of the work is dependent	[*]

Entitlements Trial	Launch entitlements trial with partners such as [*] etc. Will include needed updates to TV pages and authentication methods.	90 days after integration work begins with final partner	[*]

[*] Content	Integrate [*] Online content into charter.net. Includes authentication of users based on Charter services.	[*]	[*]

Mobile

Launch a mobile version of charter.net. This project may be subject to additional third-party content fees.

Feature Overview

•    Email access

•    TV Listings

•      Zip-specific, only Charter listings are shown

•    News

•      Default feeds: National, World, Health & Medical, Technology & Science, Sports, Entertainment, Financial

•    Weather

•      Info from The Weather Channel

		[*]	[*]

Schedule A-11

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Portal Features	Description	Estimated Availability*	Priority

•      Current conditions + 3 day forecast displayed by default

•      Uses same zip code setting as TV listings

•    Entertainment

•      Local Events – remembers user’s zip code setting

•      Movies – browsed by movie or theatre – remembers user’s zip code setting

•      News (same feed as the Entertainment News section)

•    Horoscope

•    Sports

•      Allows user to browse for news articles, game summaries, and scores (for some) for the following sports: Baseball, Football, Basketball, Hockey, Soccer, Boxing, Golf, Tennis, Auto Racing, College sports, and Other Sports

•    Zip Code Management

•      Allows user to change zip code setting as desired.

•      In the TV listings section, specific error messaging will indicate if the user enters a zip code that is not in the Charter footprint (meaning they are not able to view a Charter lineup)

Search Functionality	Add additional capabilities to search: • Images • Videos	[*]	[*]

All Mail	Module on homepage that offers access to other mail clients such as Yahoo, Gmail, etc., provided however, that inclusion of Client email is dependent on Client development efforts.	[*]	[*]

Portal Search Functionality	Ability to search Client site for news, sports, etc.	[*]	[*]

Twitter Widget	Twitter module available for Users to add to homepage	[*]	[*]

Enhanced TV, On Demand Integration	Increased data displayed on TV page, such as show information, actor profiles, similar shows, recommendations. Will also tie to On Demand offerings.	[*]	[*]

Schedule A-12

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Portal Features	Description	Estimated Availability*	Priority
Finance Channel	Create a Finance page	[*]	B

Client Content Management	Client to have ability to update promotional areas of the Charter Branded Portal, including designated areas on the: • Home DCC • Featured Video • Watercooler (or similar content area)	[*]	C (would concede this functionality to have more focus put on Localized and Service based promotions)

[*]	Synacor will incorporate [*] an iframe on the Client Branded Portal in a mutually agreed upon designated location provided Client provides Synacor with the requisite URL. The purpose of this module is to support offer presentation and the leveraging of personalization capabilities inherent [*]. Once a User selects an offer, the User would migrate over to the [*]. Details and fees related to this project will be agreed upon in a separate statement of work.	TBD in relevant statement of work	TBD in relevant statement of work

[*]	The Parties will work together in good faith to determine the details and any fees associated with Synacor providing [*] data to Client. Mutually agreed upon details will be set forth in a separate written document signed by both Parties.	TBD in relevant statement of work	TBD in relevant statement of work

Schedule A-13

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 2

to the Amended and Restated Schedule A

The below user interface represents directionally the mutual agreement of the Parties. Deployment will be similar to what is shown below or as otherwise mutually agreed by the Parties:

Schedule A-14

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE B

TO

SYNACOR MASTER SERVICES AGREEMENT

SEARCH SERVICES

The following establishes the terms and conditions by which the Parties will work together to facilitate the delivery of search related services to Client’s Users.

1.	Definition of Search Services and Selection of Search Services Provider. Synacor will be the exclusive provider of services that enable consumers to receive descriptions and links associated with search results from search boxes (“Search Services”) placed within the Search Properties, through its agreement with a Search Services provider (“Search Services Provider”) to be approved by Client. The “Search Properties” will include the Client Branded Portal, the webmail interface (currently charter.net and mail.charter.net as well as any successor URLs), any consumer off-line e-mail client such as Microsoft Outlook (to the extent this is technically possible and Client chooses to include Web search for such consumers) and the Charter Toolbar.

a.	Operation of Search Services. Each time a consumer enters a search request in a search box (a “Search Query”) Synacor will return to such consumer a set of up to [*] search results (each such set being referred to as a “Search Results Set”) and additional paid links (“Sponsored Links” or “AFS Ads”) as agreed to by the Parties.

b.	Hosting and Control. At all times during the Services Term, Synacor will (a) deliver and manage any and all pages that comprise the sites on which Search Services are provided; (b) maintain complete technical and editorial control of such sites, all of which will be subject to approval by Client; and (c) act as the intermediary for all transmissions between Search Services Provider and such sites.

c.	Context Sensitive Advertising. Synacor may also provide, as mutually agreed by the parties, context sensitive advertising (“Adsense for Content Ads” or “AFC Ads”) within the Client Branded Sites.

2.	Disclaimers. To the extent permitted by applicable law, Search Services Provider’s liability is hereby disclaimed for any damages, whether direct, indirect, incidental or consequential, arising form the Client Branded Portal’s access to or use of the Search Services.

3.	No Warranties. Client understands and agrees that Search Services Provider makes no warranties, express or implied, with respect to the Search Services, including warranties for merchantability, fitness for a particular purpose, and non-infringement.

4.	Client Not Third Party Beneficiary. Client expressly acknowledges and agrees that Client is not a third party beneficiary under any agreement between Synacor and Search Services Provider. Synacor agrees to perform in accordance with such Search Services Provider agreement and to exercise commercially reasonable efforts to enforce the terms of such agreement in a manner that will permit Synacor to perform in accordance with this Agreement.

5.	Search Bar. Client expressly grants Synacor permission to include a search bar on the Client Branded Portal above the fold in a location mutually agreeable to the Parties

Schedule B-1

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE C

TO

SYNACOR MASTER SERVICES AGREEMENT

ADVERTISING

The following establishes the terms and conditions by which the Parties will work together to facilitate the delivery of the Advertising to Client.

1.	Advertising Services. The advertising services provided by Synacor may include the integration of e-commerce, video, banner advertising, rich media, and other forms of advertising or advertising support content (videos with pre-rolls ads included), in contextually relevant programmed areas throughout the Advertising Properties (“Advertising Services”). Synacor may sell national and regional account advertising inventory directly to advertisers or through advertising networks, the Search Services Provider, or other third parties.

2.	Advertising Properties. “Advertising Properties” means the Client Branded Portal, third party sites that either Party engages in advertising share relationships that link from Charter.net (examples include Pixey, Grab Networks, Sony, MochiAds), the webmail interface (currently charter.net and mail.charter.net as well as any successor or additional URLs that Charter decides to provide to its customers), the Charter Toolbar and any videos or video clips available on or through the Client Branded Portal for which either Party receives any compensation relating in any way to advertising contained therein.

3.	End-user Rights Regarding Advertising. Client’s website privacy policy discloses (a) that it may store cookies on end users’ computers, (b) that it may engage an outside ad serving company that may place separate cookies on end users’ computers or utilize other means to collect user information, including web beacons, (c) that Client and others may access and use such cookies and other means to collect user information, and (d) that end users may decline cookies, if permitted by their browsers.

4.	Advertisement Removal and Excluded Advertising. Client reserves the right to request that Synacor remove any advertisement to which a customer of Client objects. Synacor will disable such advertisement from the Client Branded Portal as soon as reasonably practical, but in no event more than [*] receiving written notice from Client.

5.	Restrictions. Without the prior written consent of Client, Synacor will not insert ads into any Client Sourced Content or other video of any kind sourced by Client for use on the Client Branded Portal or related sites.

6.	Cooperation in the sale of advertising. Synacor will reasonably ensure that unsold advertising inventory is filled by third party sources, such as advertising.com. The Parties will work cooperatively to ensure that Portal Advertising Revenue is maximized, subject to Client’s right to control the Content and approve design and implementation of the Client Branded Portal.

7.	Advertising Inventory. Synacor is hereby authorized by Client to include advertising on each of the pages of the Client Branded Portal including at least two advertisements on each page, with at least one of those being of significant size completely above the fold in high resolution. Additionally, Synacor may include text links and sponsorships in a commercially reasonable manner on the Client Branded Portal. Notwithstanding the first sentence of this section, the parties may agree, or certain Content Providers may require, from time to time that these advertisements may not be included on a given page or set of pages, and in either such case, Synacor’s rights under this Section 7 will be limited in accordance with such agreement or requirement, provided that Client has communicated any Content Provider requirement to Synacor.

Schedule C-1

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

8.	Client Provided Advertising. Client may include advertising on the Client Branded Portal provided it meets the following criteria:

a.	The advertising is sold directly to the advertisers (either through direct personal relationships or through agents, such as ad agencies, Client’s national representative and other MSOs or their agents acting as Client’s local ad sales reps), not advertising sold through on-line advertising networks (such as Advertising.com or Casale Media); and

b.	Either (i) the advertising is from local, regional, or national spot advertisers (excluding national Internet CPA advertising), or (ii) to the extent Client wishes to advertise other national advertisers, Client will discuss it with Synacor in each instance in an effort to avoid any conflict between such advertisers and the advertisers Synacor is selling to, and the parties will mutually agree whether or not to include such advertisers.

9.	[*]

10.	Training Related to Advertising Sales. Synacor agrees to provide training to Client related to advertising on the Client Branded Portal up to twice per year during the Term upon Client’s request. Such training will be provided to Client in a “train the trainer” format allowing the attendees to subsequently train other Client employees. Any such training can be provided at Client’s site, and the actual and reasonable out-of-pocket expenses for travel and materials related to such training will be reimbursed by Client in accordance with its standard expense reimbursement policy. If Client requires additional training, such training will be provided at Synacor’s then-standard rate.

Schedule C-2

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE D

TO

SYNACOR MASTER SERVICES AGREEMENT

PREMIUM PRODUCT & PRICING SCHEDULE

The Premium Products and related fees payable by Client to Synacor pursuant to the Agreement are set forth below.

1. Premium Products and Associated Fees.

Subsection (a) below lists the currently available Premium Products available to Client’s Subscribers. At the reasonable request of Client, and subject to Synacor’s prior written approval related to any Synacor Sourced Content, or upon Client’s approval of a request made by Synacor, Synacor will add additional Premium Products to the Client Branded Portal. In the event Client elects to include any Premium Products on the Client Branded Portal, Synacor will bill Client each month [*]. Subject to continued availability from the Content Provider, the fee for Premium Products and Premium Content will remain the same [*]. In addition to other rights Client may have under this Agreement (including Client’s right to eliminate or replace Synacor Sourced Content with Client Sourced Content at any time), Client may request Synacor to use commercially reasonable efforts to provide reasonably equivalent Synacor Sourced Content to the then-current Synacor Sourced Content, or to modify the Content mix, as necessary to result in a Premium Product acceptable to Client.

a. Premium Products. The following Premium Products are currently available to Client for distribution to Subscribers for the Premium Product Fees described in subsection (b) below:

(i) Variety Package:

[*]

Schedule D-1

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(ii) Learning Pack Online: Learning Pack Online will include all of the following:

[*]

(iii) Charter Music:

•

MusicNet – Unlimited song download service that includes unlimited song downloads to WMP 10 supported portable devices and personal computers from over 4,000,000 tracks; as well as commercial free radio and video. Subscribers can also purchase tracks.

•	Synacor may include online Magazines and other products as agreed by Client

•

Upon the request of Client, a music store where Subscribers may purchase individual music tracks and CDs for a single fee, with such selections offering compatibility with MP3 players and other similar devices.

(iv) Sports View Plus: Sports View Plus (to be sold by Client only as part of a Tier) will include all of the following:

[*]

(v) The Parties may also include additional premium content or substitute existing premium content, as availability of content to Synacor or Client may change, or as Client may request from time to time.

b. Premium Product Fees.

(i) Monthly Fees and Revenue Shares.

a. Definitions.

•	“A la Carte” means the sale of content to Client’s Subscribers outside of a Tier.

•	“Retail Price” means the monthly subscription fee of a Premium Product or set by Client that a customer of Client is charged for any given Premium Service.

•

“Cost of Goods” means the per subscriber monthly fees paid by Synacor and Client to value added service and Content Providers for the services and content included in any given Premium Service as well as any related third party fees such as credit card fees, charge backs or refunds. To the extent that Synacor pays a fee to any Content Provider that is not a per subscriber monthly fee, Synacor will translate such fee into a per subscriber monthly fee by allocating the total fee paid for such Content in the given month across the total subscriber base for such Content of all of its clients in such month.

Schedule D-2

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

•	“Subscription Gross Margin” means the Retail Price less the Cost of Goods of any given Premium Service; but in no event will the Subscription Gross Margin be less than zero.

•

A “Tier” is any packaged offering of video, data or phone that is made available by Client to its subscribers. For example, a Tier may be a packaged offering enabling subscribers to view multiple sports channels or multiple movie channels, or to access the Internet at a certain speed.

b. Monthly Revenue Shares – Non-tiered products.

•

For all Premium Products that include Synacor Sourced Content and are sold A la Carte, each month Synacor will first receive the Costs of Goods related thereto and then Synacor and Client will each receive [*]

•

For all Premium Products that contain solely Client Sourced Content and all Client Sourced Content that is sold separately as a single offering (collectively, “Premium Client Sourced Offerings”), each month Synacor will receive the lesser of [*]

•	For A la Carte Premium Products that are later included in a Tier, subsection (c) will apply following such inclusion.

c. Premium Product Fees – Embedded in Tiers.

•	Synacor will make Premium Products embedded in Tiers available for [*]. The parties intend that the [*]

•

The Sports View Plus Premium Product as listed above will be made available to Client for [*] provided that the Sports View Plus Premium Product is bundled with Client’s Sports View Plus video product or any other Tier product.

•

For Client Sourced Content that Client wishes to include on the Client Branded Portal and embed in a Tier, Synacor and Client will use commercially reasonable efforts to mutually agree to a business model related to the inclusion of such Content.

(ii) Transaction Revenues.

a. Transaction Revenues – Definitions.

•	“Transactions” will mean rentals or purchases made by Subscribers of music, movies, games and other streams and downloads from a Premium Product.

Schedule D-3

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

•

“Costs” will mean the actual and direct costs assessed by a third party with respect to obtaining content from the Content Provider, additional actual and direct per transaction charges imposed by the Content Provider on, or passed through to the sourcing Party (e.g., studio fees), label and publishing fees, Verisign or other third party transaction costs, and credit card processing fees, refunds to Subscribers and charge-backs.

•	“Transaction Gross Margin” will mean all revenues from purchases of Transactions less the Costs.

b. Transaction Revenues – Revenue Share.

•	If Synacor collects fees from Users for their Transactions, then Synacor will pay to Client [*]

•	If Client collects fees from Users for their Transactions, then Client will pay Synacor [*]

2. Use of Content on Mobile Devices

(a)	Subject to the provisions in Schedule E, Synacor hereby grants Client the right to use the following Synacor Sourced Content on its Mobile Websites (as defined in Schedule E) to the same extent included on the Client Branded Portal:

i)	All Synacor Sourced Content licensed from:

[*]

(b)	Subject to the provisions of Schedule E, Synacor hereby grants Client the right to use the following Synacor Sourced Content on Client branded Mobile Applications (as defined in Schedule E) to the same extent included on the Client Branded Portal.

i)	News content provided by [*], provided however, that the [*] content in any such Mobile Application will not comprise more than [*] of the total content in that application, and provided that the Mobile Applications on which [*] Content may be used is [*]

Schedule D-4

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE E

CONTENT DISTRIBUTION ADDENDUM

TO

SYNACOR MASTER SERVICES AGREEMENT

1. Definitions

a. “Client Provider” means a third party from whom Client obtains distribution rights for the Client Sourced Content.

b. “Client Sourced Content” means the content (whether Portal Content or Premium Content) provided by Client or Client Content Providers engaged by Client that has been integrated into the Synacor platform technology and is offered either separately or as part of a Synacor service.

c. “Content” means the Synacor Sourced Content or the Client Sourced Content, or both, depending on the context of its use.

d. “Content Providers” means the Client Providers and Synacor Providers, collectively.

e. “Portal Content” means Content that is free to the User and that is available without entering a username and password.

f. “Premium Content” means subscription and fee based Content that requires a username and password to access.

g. “Premium Products” means two or more Premium Content offerings that are bundled into a single product.

h. “Mobile Applications” means downloadable mobile applications, including iPhone, Blackberry, Android and other similar smartphone applications designed and built for use on handheld devices connected to a wireless network.

i. “Mobile Website” means any mobile website hosted by Synacor located at m.charter.net or any other URL that is intended and designed to be accessed from mobile devices, including cell phones, PDAs, and other handheld devices connected to a public network.

j. “Subscription Account” is defined as an account that allows a Subscriber access to the identified Premium Products, Client Sourced Content, or Synacor Sourced Content from the Client Branded Portal.

k. “Synacor Provider” means a third party from whom Synacor obtains distribution rights for the Synacor Sourced Content.

l. “Synacor Sourced Content” means the content (whether Portal Content or Premium Content) provided by Synacor or Synacor Content Providers through Synacor and offered to Users, whether individually or bundled as part of a Premium Product.

2. Content. The content to be included in the Client Branded Portal may be Synacor Sourced Content or Client Sourced Content, or both. All Portal Content and Premium Content are subject to the terms and conditions included in this Schedule E.

3. Users, Registration Pages. It is intended that the Content will be accessed by Users and others through the System described in Section 4 below. Client may require the use of user interfaces, passwords or other identification verification methods in order for the Users to access the Content. As may be determined by the Parties and subject to revision during the Term as the Parties may determine, System web pages and Content will be hosted and served by Synacor, Synacor Providers, Client or Client Providers.

CONFIDENTIAL TREATMENT REQUESTED

4. Content Hosting and Delivery System. Synacor will provide to Client a content provisioning solution, and, with respect to Premium Content, Synacor will maintain a user registration and login system that is integrated with its content provisioning solution (the “System”) that will be used to control User access to the Content and to manage the updating and delivery of the Content to the User. Depending upon the System implementation for Client, as such may be revised during the Term by consent of the Parties, hosting and serving of Content may be provided by Client, Client Providers, Synacor or Synacor Providers. To the extent that a Synacor Provider’s systems are used to host or serve Content, Synacor will use commercially reasonable efforts to ensure that the service levels and availability of such systems for Users will be commensurate with industry standards for similar content. Synacor will develop the System such that, with Client’s approval, it can: (i) offer new Content that it has obtained for distribution; (ii) create and modify bundles of Content to be made available to Users; (iii) edit or modify the Content, functionality and design of the web pages with which the consumer interacts in order to access the Content; and (iv) remove any or all of the Content from availability to Client’s Users. Client will notify Synacor of its decisions regarding the offering of Content through the System in writing, and Synacor will take all commercially reasonable steps necessary to implement any such Client decisions as soon as is reasonably practicable; provided, however, that where Client requests that any specified piece of Content be removed from the System, Synacor will remove such title or titles from the System as expeditiously as possible, and in all events [*]

5. Subscriber Billing. Subscriber billing will be the sole responsibility of Client; provided that nothing in this Section 5 will limit Synacor’s responsibility to provide services to Client, as agreed by the Parties, that are used by Client in connection with Client’s subscriber billing and collections activities.

6. Terms of Use. In order to complete his or her registration as a Content subscriber, each Subscriber will be required to electronically accept Client’s Terms of Use provided by Client and included on the Client Branded Portal (the “TOU”). Prior to acceptance of the TOU, Synacor will present each Subscriber with the opportunity to review and agree to the TOU. Synacor will not amend, modify or otherwise change the TOU without the consent of Client, which Client may exercise in its sole discretion; provided, however, that the terms of the TOU may be supplemented by Synacor, with the consent of Client following reasonable advance notice, as necessary to comply with the requirements of any Synacor Provider or applicable law.

7. Licenses.

a. Subject to the provisions of the Agreement, Synacor grants to Client during the Term, a limited, nonexclusive, non-transferable, world wide right and license to: (i) reproduce, transmit and distribute individual copies of the Synacor Sourced Content, solely for purposes of making such Synacor Sourced Content available to Users on the Client Branded Portal, and (ii) use, reproduce and display such Synacor and Synacor Provider trademarks, logos and other works as necessary to properly identify Synacor-owned intellectual property in connection with such distribution of Content pursuant to this Agreement. Client expressly agrees that it will not and will not grant any third party the right to, duplicate, copy, modify, amend, add to, delete from or otherwise make any change whatsoever in the Synacor Sourced Content or otherwise violate any intellectual property rights in the Synacor Sourced Content including but not limited to copyrights of third parties therein. In the event that Client is expressly notified, either by Synacor or by a third party, that a User has made or is preparing to make unauthorized duplication or use of Synacor Sourced Content, Client’s sole obligation will be to provide such information to Synacor and to cooperate with Synacor, at Synacor’s request and expense, in communicating a cease and desist demand to such User or in deactivating the User’s account and authorization rights to the website. Except as just stated, Client will have no affirmative obligation to monitor or detect unauthorized activity of Users, including violations of the TOU, investigate reported incidents of unauthorized activity of Users or take affirmative steps to prevent infringement of the intellectual property rights of Synacor or Synacor Content Providers.

b. Synacor grants Client a license to reproduce, transmit and distribute the Synacor Sourced Content listed in Section 2 of Schedule D, solely for purposes of making such Synacor Sourced Content available to Users on Client’s Mobile Websites and on Client’s Mobile Applications. Additional Synacor Sourced Content may be added to Client’s Mobile Websites and Mobile Applications upon the prior written consent of an authorized representative of Synacor.

Schedule E-2

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

c. Subject to the provisions of the Agreement, Client grants to Synacor during the Term, a limited, non-exclusive, non-transferable, world wide royalty free right and license to: (i) reproduce, transmit and distribute individual copies of the Client Sourced Content, solely for purposes of making such Client Sourced Content available to Users and others anywhere in the world, including on the Client Branded Portal, on Client’s Mobile Applications and on any other platform now existing or later developed, subject to agreed-upon restrictions with respect to Premium Content; and (ii) use, reproduce and display such Client and Client Provider trademarks, logos and other works as necessary to properly identify Client-owned intellectual property in connection with such distribution of Content pursuant to this Agreement. In the event that Synacor is expressly notified, either by Client or by a third party, that a User has made or is preparing to make unauthorized duplication or use of Client Sourced Content, Synacor’s sole obligation will be to provide such information to Client and to cooperate with Client, at Client’s request and expense, in communicating a cease and desist demand to such User or in deactivating the User’s account and authorization rights to the website. Except as just stated, Synacor will have no affirmative obligation to monitor or detect unauthorized activity of Users, including violations of the TOU, investigate reported incidents of unauthorized activity of Users or take affirmative steps to prevent infringement of the intellectual property rights of Client or Client Content Providers.

d. As to individual pieces of Content, the rights and licenses to use such Content as granted herein will expire upon the expiration or earlier termination or expiration of the agreement pursuant to which distribution rights and license to such Content were obtained. In the case of Content for which separate identifiable elements are the subject of separate and distinct licenses, the foregoing will apply separately as to each such license and element. Either Party (the “Terminating Party”) will have the right to terminate the distribution of any particular Content upon notice to the other Party: (i) if the Terminating Party reasonably believes the distribution of such Content exposes it to potential legal liability; or (ii) in the event a Synacor Provider or Client Provider ceases to operate or to produce or distribute such Content.

8. Proprietary Rights.

a. As between Client and Synacor, and subject to the rights and licenses granted in the Agreement, Synacor (and its licensors including the Synacor Providers) retains all rights, title and interest in and to all copyrights, trademarks, trade names, logos, patents and other intellectual property and proprietary rights in and to the Synacor Sourced Content. No title to or ownership of any Synacor Sourced Content or any part thereof is hereby transferred to Client or any third party, except for the license granted herein. Synacor also retains all rights, title and interest in and to Synacor’s trademarks, trade names and logos. As between Client and Synacor, Client agrees that Synacor is the sole owner of the System and all technology, software and other intellectual property used by Synacor in connection with the performance of this Agreement and that Client will make no claims thereto. Client will comply, at Synacor’s expense, with all reasonable requests of Synacor to protect the proprietary rights of Synacor and its licensors.

b. As between Client and Synacor, and subject to the rights and licenses granted in the Agreement, Client (and its licensors including the Client Providers) retains all rights, title and interest in and to all copyrights, trademarks, trade names, logos, patents and other intellectual and proprietary rights in and to the Client Sourced Content. No title to or ownership of any Client Sourced Content or any part thereof is hereby transferred to Synacor or any third party, except for the license granted herein. Client also retains all rights, title and interest in and to Client’s trademarks, trade names and logos. Synacor will comply, at Client’s expense, with all reasonable requests of Client to protect the proprietary rights of Client and its licensors.

c. All licenses, rights, title, interest and intellectual property rights of any kind in and to the Content are entirely owned by and reserved to the applicable Provider and may be used by the Provider in such manner as the Provider may choose, subject to the contractual rights of the Parties. Without limiting the foregoing, each Party hereby assigns to the applicable Provider all right, title and interest in the Content provided by the Provider, together with the goodwill attaching thereto, that may inure to such Party in connection with this Agreement or from such Party’s use of the Content hereunder. Each Party agrees that it will not and will not assist any third party to register or attempt to register any copyright, trademark, trade name or other intellectual property right embodied in any

Schedule E-3

CONFIDENTIAL TREATMENT REQUESTED

Content or any derivation or adaptation thereof or any work, symbol, design or mark that is so similar thereto as to suggest a relationship with any Provider or affiliate of a Provider. Each Party agrees that it will not, nor will it assist any third party to, challenge the validity or ownership of any patent, copyright, trademark, or other intellectual property registration of any Content. If a Party breaches any provision of this section, such Party agrees that it will, at its expense, immediately terminate the unauthorized activity and promptly execute and deliver to the other Party or a Provider, as requested, such assignments and other documents as required to transfer to the Provider all rights to the registrations, patents or applications involved.

9. Content Provider Requirements.

a. Client agrees to utilize the user interfaces or other identification verification methods of the System, as described in Section 3 of this Schedule E, without modification, (including framing or co-branding), unless Client has obtained the prior written consent of Synacor to do otherwise.

b. Client acknowledges and agrees that the look, feel, size and placement of any Synacor Sourced Content on the User access web pages (and any change or modification thereof), as described in Section 3 of this Schedule E, is subject to Synacor’s approval, which may include terms, conditions and restrictions on the use of such Synacor Sourced Content or which may be withdrawn at any time.

c. User access to the Premium Content will be included as part of a premium Client Internet service package, which may be offered as part of a premium tier of Internet service or at an additional charge payable by the User. Client will not, at any time, permit access to the Premium Content by any person via the general Internet or other access method other than through Synacor’s System.

d. Neither Synacor nor a Synacor Provider will have any liability to Client in the event a Synacor Provider exercises its rights to terminate the rights and licenses to use Synacor Sourced Content. Neither Client nor a Client Provider will have any liability to Synacor in the event a Client Provider exercises its rights to terminate the rights and licenses to use Client Sourced Content. In either case, in the event that any Content Provider exercises its right to terminate the rights and licenses to use its Content, the Party receiving notice of such exercise will use good faith efforts to provide notice to the other party at least 60 days prior to such termination.

e. Without the consent of Synacor, which consent will not be unreasonably withheld, Client will not: (i) send any interstitials, pop-up windows, or other messages or files to the User during the time in which any Synacor Sourced Content is displayed, or (ii) sell any advertising in, on, or related to any Synacor Sourced Content, including banners, buttons, links, streaming audio or streaming video advertisements, unless Synacor is permitted by the applicable Content Provider to sell such advertising. In connection with Synacor Sourced Content distributed pursuant to this Agreement, without the prior submission to Synacor of any relevant materials that Synacor may request (including web pages) and unless Client has obtained Synacor’s written approval, Client will not use the name, logo or any of the proprietary marks of any Synacor Provider in any sales, advertising or marketing materials.

f. Client and Synacor expressly acknowledge that, to the extent required in such Party’s agreement [*]

Schedule E-4

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE F

TO

SYNACOR AMENDED AND RESTATED MASTER SERVICE AGREEMENT

SERVICE LEVEL AGREEMENT, AND CUSTOMER SUPPORT PROCEDURES, AND REPORTING

REQUIREMENTS

1. SERVICE LEVELS

a. General

Synacor will provide the agreed to service levels seven (7) days a week, twenty-four (24) hours a day, every day of the year, consisting of monitoring, reporting, notification, repair of service outages and maintenance, as set forth in this Service Level Agreement (“SLA”).

It is expected that the evaluation of Synacor’s performance against this SLA will be evaluated [*]

CONTACT INFORMATION:

Technical Service Support: 866.535.8286 or tsoc@synacor.com

Network Operations Center: 800.716.8347 or noc@synacor.com

The foregoing Contact information may change upon reasonable notice to Client.

At Client’s request, the Parties will meet to review the application and design overview for the Client Branded Portal.

b. Monitoring

Synacor’s 24x7 network operations center will collect and monitor data involving the following performance criteria and establish automated alarms to Synacor personnel when thresholds (as described below) are exceeded:

(i)	Network connectivity from Synacor servers to the Internet;

(ii)	Reachability and page response time of web tier servers for “static” content;

(iii)	Availability and response time of internal Synacor database systems;

(iv)	VPN availability to web services provided by Charter required for the portal; and

(v)	System usage reflected by page loads, user authentications, business functions performed.

c. Portal Availability

(i) “Portal Availability” will be measured as a percentage of available minutes of Client Branded Portal functionality during each month where the Client Branded Portal is continuously operable, available and responsive to end users without significant delay or malfunction. Specific targets established by this Agreement for Portal Availability are:

•	Portal Availability of [*]; and

•	average page response times (latency) no greater than [*] (as measured by Synacor’s internal metrics).

Under the terms of this agreement, downtime counted against Portal Availability will EXCLUDE the following items:

a. downtime or degradation resulting from maintenance and occurring during a Scheduled Maintenance window or an approved Preventative Emergency Maintenance window (as defined below);

Schedule F-1

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

b. the inability of Users to access Content as a result of such Users’ Internet or network connection;

c. impediments affecting the path (route) traveled in accessing Synacor’s systems, except for those facilities owned, operated or maintained by Synacor or by a third party on behalf of Synacor;

d. downtime or degradation resulting from bugs in third-party software not operated within the System;

e. the inability of Synacor Providers and Client Providers to update or deliver Content, provided that the inability is not due, in whole or in part, to Synacor;

f. downtime or degradation resulting from a security intrusion event as described in Section 1(f) SECURITY, below, or a ‘denial-of-service’ attack from external sources outside Synacor’s control;

g. downtime or degradation resulting from problems with Client-provided data APIs, authentication mechanisms or similar services; or

h. downtime or degradation related to email services (which is subject to a separate service level under Section 1(d)).

(ii) Due to Synacor’s distributed architecture and redundancy, it is likely that downtime (i.e., lack of Portal Availability) or degradation may only affect a subset of the total user base. Therefore, and to the extent that the parties can determine a number of households affected by any downtime, the Portal Availability will be computed based upon the percentage of households affected by the downtime, as compared to Client’s total user base. For example, if it can be objectively determined that [*] of Client’s Subscriber base (measured in households) did not meet the standard required for Portal Availability, as described in Section (c)(i) above, for [*], the downtime for purposes of calculating Portal Availability would be [*]. Client will have the right to dispute Synacor’s calculation of Portal Availability.

(iii) Portal Availability Credits – If Synacor fails to meet the Portal Availability SLA in any month during the Term, it will identify such failure in its SLA Performance Reporting described in Section 4 below and notify Client of its rights under this Section (iii) within 30 days after the end of such month. Upon request of Client within [*] after its receipt of such notification, Synacor will apply the Portal Availability credits set forth below to Client’s account for each month during which Synacor failed to meet the required Portal Availability of [*]. To the extent possible, the credits will be applied in the billing period following the month in which such failure occurs and will be detailed as a separate line item on the invoice. For example if SLA credits are due for failures that occurred in the month of September, such credits will be applied in the October billing period.

a. A credit equal to [*] of the aggregate fees paid to Synacor and Synacor’s share of Search and Advertising revenue under the Agreement in the applicable month, plus an additional [*] of such amounts for every increment of [*] by which Portal Availability fails to meet the required percentage, up to a maximum of [*] of such amounts that would otherwise have been payable by Client to Synacor or retained by Synacor for the applicable month.

b. Chronic Portal Unavailability: Client will receive the credits set forth in (a) above, and in addition will have the right to terminate the Agreement upon [*] written notice to Synacor, delivered in writing within [*] after Client’s receipt of reporting from Synacor showing that [*]

(i)	[*] or more separate occasions, each lasting [*] or more hours, over the course of any rolling [*] month period;

(ii)	[*] aggregated over any rolling [*] of time;

(iii)	[*] aggregated over any rolling [*] of time;

(iv)	[*] aggregated over any rolling [*] of time; or

Schedule F-2

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(v)	[*] aggregated over any rolling [*] of time.

By way of clarification, the duration of each event during which [*]. Termination rights exercised by client pursuant subsection (b) above will be deemed termination for cause under Section 7.2 of the Master Services Agreement. The remedies set forth in this Schedule F will be the sole remedy for violation of the service levels agreed to in this Schedule F.

d. Performance:

The Performance (“Performance”) of the Client Branded Portal is defined as the response time for each Client Branded Portal page as agreed upon by the Parties prior to the launch of the pertinent Client Branded Portal page (each, a “Response Time”), measured via Synacor’s internal metrics. Performance of Response Times will be tested against the Client Branded Portal page, or a steady-state portal page of similar type and size to the pertinent Client Branded Portal page if testing against the page itself is not possible. Testing will be performed using on-network server to server calls. Synacor’s responsibility for Performance includes maintenance of Web server response, authentication performance, routers, switches, or peering connections (network hardware, cross-connects, or circuits that are Synacor’s responsibility), or any other device, application or interface in Synacor’s direct control, at no less than [*] peak utilization. [*] If Synacor is unable to perform in accordance with any pertinent Response Time, then Synacor will be responsible for the following remedy:

Synacor will correct the identified Performance failures as soon as is possible using and pursuing to completion commercially reasonable efforts, and, in no event, later than [*] after receipt of written notice from Client describing in reasonable detail the Performance failure of the Client Branded Portal, Synacor will resubmit the Performance changes, in detail, to Client for testing. Client will conduct testing to verify that the Synacor corrective measures are successful during a testing period (“Test Period”) of [*]. Within [*] after the expiration of the Test Period, Client will provide Synacor with a written response accepting the Performance or rejecting the Performance (“First Rejection Notice”). Synacor will have [*] from the date Client submits a First Rejection Notice to correct the identified Performance failures. Client will conduct final Performance correction testing for a period of [*] after the expiration of the Final Test Period, Client will provide Synacor with (A) written response accepting the Performance, or (B) written rejection if Client determines in good faith that the failed criteria identified in the First Rejection Notice have still not been corrected (a “Final Rejection Notice”). [*]. If Client provides a Final Rejection Notice and the authorized representatives of each Party do not otherwise agree to pursue further Performance testing and remedies of the Client Branded Portal, the Final Rejection Notice will, at the option of Client, constitute a notice of termination of the Agreement.

e. Client Changes and/or Actions

Client acknowledges that it may have the ability to take actions or make any changes that can adversely affect the performance of the Services. In some cases, Synacor may be able to mitigate the risk of the actions or changes as described in the table below; provided however, that this risk mitigation will require Client to provide notice to Synacor of its intent to make these changes, in sufficient detail and in advance of the actual change. [*]. Some examples of when notice is required to be given to Synacor are delineated below. Client should always provide a reasonable amount of notice to Synacor before taking any actions or making any changes that may adversely affect the performance of the Services, [*]

Schedule F-3

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Action / Change	Risk	Synacor Mitigation	[*]

[*]

Schedule F-4

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Action / Change	Risk	Synacor Mitigation	[*]

[*]

f. Security

Synacor’s Security Team will proactively evaluate security risk, develop and implement policies and incident prevention programs, educate management and staff about security policies, and handle computer security incidents. Synacor will comply with the Security requirements set forth in Schedule G, including:

System Intrusion – In the event of a system intrusion by an unauthorized person or malicious code affecting Client, Synacor will notify Client’s Corporate Internet Security Team in writing or via email (via [xxxxxx@chartercom.com]) with [*] of Synacor personnel validating a bona fide intrusion occurred.

Network Security – Synacor will maintain network firewalls devices to prevent unauthorized access to the network infrastructure and systems.

g. Scheduled Maintenance Windows

Synacor will conduct System maintenance during a [*] window from [*] Eastern Time every [*], should the need for such maintenance arise (“Scheduled Maintenance”). Synacor may move or add maintenance windows as necessary upon Client’s written approval, and such approved maintenance will be considered Scheduled Maintenance. In the event a maintenance window will be needed in a given [*], Synacor will notify the Client no less than [*] prior to the window. If it is determined during the window that the Scheduled Maintenance will run over the allotted window, the Client will be notified immediately and receive regular updates until the maintenance is complete; provided that no such extension will be excluded for purposes of calculating Portal Availability, unless otherwise approved by Client in writing or by e-mail. During these scheduled maintenance windows and any extensions thereof, the system and services may be unavailable to Client and Client’s Users. [*]

h. Emergency Maintenance Notification

Emergency maintenance may be needed in two types of situations. The first is the need to repair an issue that is creating downtime or degradation to the Client Branded Portal (“Reactive Emergency Maintenance”). The second is maintenance Synacor believes would be prudent to be perform prior to the Scheduled Maintenance period to avoid potential issues (“Preventative Emergency Maintenance”). In the event that either type of emergency maintenance is required, Synacor will make reasonable efforts to notify Client about the emergency maintenance window based on practicality and the degree of adverse affect on the applicable service or availability thereof. Reactive Emergency maintenance windows are counted against Portal Availability percentages (as applicable). To the extent Client approves Preventative Emergency Maintenance (which approval expressly excuses such Preventative

Schedule F-5

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Emergency Maintenance from the calculation of the Portal Availability percentages), or the need for the emergency maintenance window is necessitated by a Client change as described in Section 1(e) above, such maintenance will not be counted against the Portal Availability percentages.

2. Customer Support Procedures

a. Incident Management

Tier 1 – Client will provide first level support to Users, consisting of (i) handling questions from Users regarding customer and technical support, order processing, and use of the Service; and (ii) accepting and responding to problem calls from Users relating to the Service as set out in this Agreement; (iii) supporting User devices and underlying Client systems and architecture; and (iv) providing notification to Synacor of changes, maintenance, and outages of underling systems that may affect Service.

Tier 2/Tier 3 – Synacor will provide second level support to Client, consisting of (i) accepting and responding to problem escalations reported by Users or representatives of Client with regard to problems that cannot be resolved readily by Client, (ii) resolving reported problems as set forth in this Agreement, (iii) providing notification to Client of changes, maintenance, and outages of underlying systems that may affect Service.

Synacor will provide Client and Users of Client (in the case of end-users, Tier 2 and Tier 3 level support) the following:

(i)	Technical Support offered in English.

(ii)	Email address for submitting 2nd level support incidents to Synacor.

(iii)	Phone support [*]

b. Priority

Client will estimate the priority at the time the incident is reported. The priority can change at any time during the process.

Incidents will be categorized by product category, with the following priorities definitions:

Priority 1 (P1) means that the Client Branded Portal is substantially non-operational and causes severe commercial impact. Without limiting the foregoing, the Parties agree that the Client Branded Portal will be deemed “substantially non-operational” [*]. P1 incidents would not include unavailability of a widget or content from a particular Content Provider.

Priority 2 (P2) means that a problem with the Client Branded Portal that causes significant commercial impact and is not a P1 incident.

Priority 3 (P3) means a non-critical problem or incident with the Client Branded Portal where Client is able to continue utilizing the Portal and that is not a P1 or P2 incident.

Priority 4 (P4) means a request or incident that is not a P1, P2 or P3 incident.

“Initial Response Time” means the elapsed time between the receipt of incident notification or escalation and the target time within which Synacor begins support as verified by a verbal or email confirmation to Client.

“Service Restore Time” means the elapsed time between the receipt of incident notification or escalation or knowledge of any incident and the target time within which Synacor has imposed a permanent fix or temporary patch, or has developed a workaround that allows use of the application substantially in accordance with its intended use and specifications. Examples of actions that may give rise to service restoration include:

(a) A workaround is delivered and implemented;

Schedule F-6

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(b) The recommended replacement of any third party hardware, software or any part thereof, as agreed by Client, is completed; or

(c) A product change request is generated and agreed upon by both Parties, a delivery date is established and any other related terms and conditions are agreed upon.

“Root Cause Resolve Time” means the elapsed time between the receipt of incident notification or escalation or knowledge of any incident and the target time within which Synacor has determined the root cause of the incident and a permanent fix has been implemented to return the Client Branded Portal to an operable state that is substantially the same as its pre-failure state, and with respect to software applications, a code change in the form of a patch or a new revision that corrects the problem has been delivered, successfully installed and is working.

Standard Support Response times are as follows:

Incident Priority	Initial Response Time	Service Restore Time	Root Cause Resolve Time
P1	[*]	[*]	[*]
P2	[*]	[*]	[*]
P3	[*]	[*]	[*]
P4	[*]	[*]	[*]

Client will set the initial incident priority, which may later be amended by Synacor after discussion with Client, in accordance with the priority definitions set forth above. Synacor will be primarily responsible for the control and management of incident calls and escalation to resources within Synacor.

c. Escalation Path

The escalation process consists of the reporting, troubleshooting, diagnosis, and resolution processes. All incidents are assigned to a Synacor Support Engineer substantially in accordance with the Standard Support Response Times set forth herein. However, Synacor may choose from time to time to handle issues outside of the escalation path indicated below if, in Synacor’s sole judgment, such issues either need to be escalated more quickly or can be resolved without escalation.

Escalation Levels	Escalation Response Time	Synacor

Level 1	Synacor Technical Support Agents available 24 hours per day, 7 days per week for Client Branded Portal issues. M-F for vendor issues.	Support Supervisor tsoc@synacor.com 1.866.535.8286

Level 2	Level 2 should be contacted if the issue is not answered [*]	Technical Support Operations Center Manager [*]

Level 3	Level 3 should be contacted if the issue is not answered [*] from either Level 1 or Level 2.	Director of IT [*]

Level 4	Level 4 should be contacted if the issue is not answered [*] from Level 1, Level 2 or Level 3.	VP of IT [*]

Schedule F-7

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Escalation Levels	Escalation Response Time	Synacor
Level 5	Level 5 should be contacted if the issue is not answered within 60 minutes from Level 1, Level 2, Level 3 or Level 4.	COO Tim Peterman 716.362.3724

Level 6	Level 6 should be contacted if the issue is not answered within 90 minutes from Level 1, Level 2, Level 3, Level 4, or Level 5.	CEO Ron Frankel 716.362.3700

[*]

Schedule F-8

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

[*]

Schedule F-9

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

[*]

4. Reporting

Synacor will (a) deliver to Client weekly an electronic report that contains the following information, as such information categories may change from time to time at the reasonable request of Client, and (b) maintain and provide Client with Web-based access to a reporting tool containing the following categories of information, updated no less frequently than [*]

SUBSCRIBER DATA

1.	Number of Client Branded Portal Users

2.	Number of new Client Branded Portal Users

3.	Number of Client Branded Portal User cancellations

USAGE DATA

1.	Unique Users accessing Synacor Sourced Services

2.	Unique Users accessing Client Sourced Services

3.	Unique Users accessing Client Branded Portal

4.	Hits/redirects to each Synacor Provider

5.	Number of videos viewed by title and programmer

6.	Number of minutes viewed per video

7.	Average number of minutes viewed per video

8.	Average minutes per unique User viewing video

9.	Total number of minutes of video by User IP address

REVENUE REPORTING

1.	Total revenue

2.	Search revenue

3.	Ad revenue

4.	Ad revenue split into Client and Synacor sold categories

5.	Webmail revenue

6.	Webmail revenue split into Client and Synacor sold categories

7.	Premium Services revenue

Schedule F-10

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

SITE REPORTING

1.	Toolbars installed

2.	Toolbar usage

3.	Banner click throughs

SLA PERFORMANCE REPORTING

1.	Client Branded Portal downtime and Portal Availability calculation

2.	Average Response Time

3.	Initial Response, Service Restore, and Root Cause Resolve Times for each product and service measured

4.	Mean time to repair by Priority Level

5.	Escalation history

6.	Maintenance Performed, including type of maintenance and when performed

Synacor will provide Client reports detailing (i) the number, cause, and resolution status of Client-related system outages and (ii) the performance of Synacor with respect to its system availability obligations hereunder, each of which will be sent to Client in an electronic format within [*] days of Client’s request therefor and otherwise no more than [*] days after the expiration of each calendar quarter. Client may require reasonable changes to the formatting or structure and layout of the report from time to time.

5. Synacor Application Development. Synacor will be expected to implement minor bug fixes or minor functional releases during the Term of this Agreement. Synacor is expected to implement supporting mechanisms for such work as described below:

a. Application Environments. Synacor will configure and maintain servers and network equipment as necessary to operate distinct development and stage environments (separate from the production environment) for use in development of patches to the current production release and larger functional releases planned for future dates. The development and stage environments do not need to be full-scale in terms of customer data or transaction capacity but must be able to operate all software modules used within the Portal without overlap. Client understands and agrees that such servers, network equipment, and development and staging environments may be used for multiple clients’ projects, provided that Client’s projects will not reside in such environments at the same time as other clients’ projects.

b. Software Change Documentation. Prior to the deployment of any software or configuration change to the production portal, Synacor will provide Charter a written summary (i.e., release notes) of the software change itemizing:

(i) all Client-related software changes that affect the user experience or the integration with Client included in a patch or functional release;

(ii) all fixes for previously identified defects included in the release;

(iii) all new functional enhancements included in the release; and

(iv) a summary of any quick “smoke tests” that Synacor is performing on the updated system to confirm the presence of bug fixes or new functions.

Schedule F-11

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE G

TO

SYNACOR AMENDED AND RESTATED MASTER SERVICE AGREEMENT

Synacor System Security Policy (“Security”)

Access Control

Synacor’s network topology is and will remain devised to keep machines hosting sensitive data (e.g., personally identifiable information (“PII”)) inaccessible from the Internet. In order to facilitate such security feature, Synacor’s underlying machines are and will remain connected only to a Private Network (defined as a network that has no public route to the Internet and cannot be accessed by any unauthorized third party), with no additional public routes thereto and incorporating a set of filtering rules, including TCP/ IP, UDP, and ICMP (“Internet Traffic”), which will discard any traffic from foreign networks or Internet Traffic going to an inappropriate Port.

Hosts (as defined herein) providing public services are and will remain insulated from the Internet by being hosted on a Private Network, with access provided only through a Firewall, which only forwards connections to designated Ports (Defined: A “port number” represents an endpoint or “channel” for network communications. Port numbers allow different applications on the same computer to utilize network resources without interfering with each other).

Access to Servers with Client Sourced Content, or sensitive Client information (“Hosts”) residing on the Private Network is and will remain limited solely to system administration tasks such as maintenance, monitoring and software and operating system upgrades. Synacor employees not directly involved with the maintenance of the Hosts will not be given access to Client-related servers, and their access is and will be limited to a separate Private Network designated for their use.

Those cases where less stringent access restrictions are necessary, such as the Hosts used by Synacor vendors to upload Content to use, are also kept and will remain separate from the more sensitive Private Networks, where no outbound route from the Public Network to the Private Network is or will be available, in order to isolate unauthorized and/or third party access.

Ownership of operating system objects, such as files, directories, and processes are and will continue to be handled with the principle of least possible privilege (e.g. read and write privileges are only granted where a demonstrable need exists). “Jails” are and will be used to further isolate running processes from the rest of the file system whenever feasible. (Defined: A “Jail” is when a process is launched with diminished permissions (i.e., access to a limited set of files and directories, in order to reduce the damage in the event of malicious execution of the process))

Synacor will use industry standards (e.g. SSL) to encrypt sensitive data in transit and commercially reasonable efforts to provide an infrastructure that will allow the data to be stored in an encrypted format meeting standard industry security requirements. Additionally such data will not be co-mingled with non-Charter data and will be protected by and accessed only by systems utilizing a 2 factor or unexploited greater authentication or equivalent security controls providing mutually agreed similar levels of protection.

Synacor also logs activity on all Client customer access including login/logout time, remote IP of customer system and what elements of the portal were used during the session.

No file sharing protocols, such as NFS (Defined: NFS or Network File System) or SMB (Defined: “SMB” or “Server Message Block”, is a protocol for sharing files, printers, serial ports, and communications abstractions such as named pipes and mail slots between computers) are or will be used to access secured hosts from the Public Network; and secure transfers will only take place over encrypted mediums using SSH/SCP (as defined herein).

CONFIDENTIAL TREATMENT REQUESTED

Software Integrity

The installed base of software on each Host is and will be kept as small as possible by Synacor. Software packages that have been deemed unnecessary or redundant have been eliminated so as to minimize the potential number of access points on any given Server. Only necessary software packages will be used by Synacor on a going-forward basis.

When an advisory for installed software is released from sources including CERT, SecurityFocus/BugTraq, and Synacor vendors, Synacor will immediately perform an evaluation of the relative risk. Highest priority (e.g., Priority 1) will be given where a known exploit is published that affects services accessible to public networks. Depending on the nature of the advisory, a given service may be further restricted or shut down as Synacor prepares an update.

The time frames between an advisory, triage, testing and patching will differ, as appropriate, based on the severity of the advisory. A critical patch will be applied by Synacor as soon as it has been staged and tested, and will receive the highest level of attention from Synacor staff; Client will be notified either while the patch is being evaluated, or as soon afterward as possible, when relevant to Client’s or the User’s service. Non-critical patches will be applied by Synacor as part of the Maintenance Window; however, to prevent potential security breaches, Synacor may not reveal all details (other than affected services) to Client or User until after the patch has been applied.

With few exceptions, such as a fundamental design issue that necessitates changes that cannot be easily ported to installed versions, Synacor will apply any updates related to security to the existing version of the software, even if the fix is released by an upstream source in new release. Such process will be followed in order to avoid ancillary changes that may result in undesired behavior or even new security risks.

Regardless of source, Synacor will test any updates independently for suitability before general deployment, in order to test both the correctness of the fix itself as well as its general functionality. Synacor will expedite such review process in the case of a serious risk. Such review process will involve the following steps: apply patch, build package, install on a test host, review by Synacor’s QA and System Administration personnel with an attempt to run any known exploit if one exists, install on a pilot machine, review again, and general deployment.

Data Backups, backup handling:

Synacor will perform all data backups once per night and only over a secured Private Network to a protected Host residing in a locked rack. Storage media retention will be equal to 30 days. The on-call Synacor Systems Administrator is and will be alerted in the event of a backup failure in order to facilitate immediate resolution. Synacor will encrypt all storage media that have been used to contain sensitive data. Ability to restore backups and source code will be tested during initial deployment of the Client Branded Portal, and once every six (6) months thereafter.

Monitoring and Auditing

Synacor will perform monitoring of hosts both through the use of a central server and agents running on the individual machines. Among other things, log files and running processes are and will be periodically checked by Synacor against a checklist specifically given to that class of Host. Any deviation will immediately be brought to the attention of the on-call Synacor personnel.

Such polling will occur every five (5) minutes for each Host. Push updates from the clients will also be polled on a five (5) minute interval with slight delay randomization. Processes will be run on two (2) separate machines in order to ensure connectivity to the monitoring server and facilitate bringing any failure to the immediate attention of a Synacor administrator. In addition, a test message will be sent through the monitoring notification infrastructure every thirty (30) minutes in order to ensure that the monitoring infrastructure is operating to the designed specifications.

Schedule G-2

CONFIDENTIAL TREATMENT REQUESTED

In addition to local logging, each Host will be capable of and will report a subset of system events to a central Host, which will be monitored by the Synacor staff for any suspicious activity. Logs will be archived for a period of one (1) year.

Physical Security

Synacor will provide building security for each of its Service or data storage related buildings twenty-four (24) hours a day, seven (7) days a week, and such security will include uniformed guard service, interior and exterior closed-circuit television surveillance or equivalent security measures.

Synacor’s collocation facility will also include several forms of security and access control including individual pass card access to the administration facility, with an additional secured door protecting the server room or an equivalent security method utilized to prevent physical access by unauthorized persons. Inside such facility, Synacor will provide for an additional closed-circuit television system or equivalent system to provide the additional capability for off-site monitoring by authorized personnel.

Synacor will maintain staffing of each Synacor-operated facility twenty-four (24) hours a day, seven (7) days a week, in order to ensure constant monitoring and points of contact for any non-secured personnel. Synacor will require visitors to be signed in by Synacor personnel and will provide each visitor with escort until such time as they vacate the respective building.

The only personnel to whom physical access to Synacor’s servers will be permitted by Synacor are authorized Synacor employees, authorized paid contractors and vendors, or other entities escorted by authorized Synacor staff members.

Third Party Access

Synacor maintains the login accounts through its change management system and procedures. All new, deactivated or deleted accounts and access rights are logged and changed through these procedures.

Synacor employs systems to monitor unauthorized access to the hosts and content stored on those hosts. The alerts from these hosts are sent to a central monitoring system and handled according to the Incident Management procedures.

Authentication and Authorization

Accounts on any Host are and will be created on a strictly discretionary basis, with access on most Hosts being restricted solely to Synacor administration staff. Superuser (root) access will only be given through administrative permissions and even more stringently restricted, with no one outside the current Synacor administration staff having access to the passwords. All activities of administrative-level access are logged to a secure location and reviewed and archived on a regular basis.

Once accounts are created, Synacor will perform authentication solely via encrypted channels: either TLS (“Transport Layer Security”) or SSH (“Secure Shell”).

Access is based on business need and is reviewed on a periodic basis.

Incident Management

Synacor has adopted and will maintain the following Incident Response Plan. “Incidents” are defined as any malicious attacks designed to gain access to Synacor systems, including hacking attempts, other intrusions, and identifiable denial-of-service attacks that target equipment controlled by Synacor.

Schedule G-3

CONFIDENTIAL TREATMENT REQUESTED

Security Incident Response Team (SIRT)

Synacor will maintain a Security Incident Response Team (“SIRT”). The primary SIRT team will have the following roles, functions, and responsibilities:

The SIRT Team Leader, currently the IT Operations Manager, will be responsible for overseeing the team and conducting policy review at least once each year and additionally after each incident.

An Incident-specific SIRT Incident Lead will be selected from time to time if merited on the nature of the Incident, and will either be a Synacor System Administrator, Network Administrator, or the IT Manager. In any event, the incident Lead will be responsible for coordinating and reporting on the response.

The SIRT Communications Lead will be responsible for managing communications between the response team, internal interested parties such as account managers and Synacor executives, and external clients as appropriate. The current SIRT Communications Leader is Synacor’s Senior Account Manager assigned to Client.

Incident Response Plan

Notification

When an incident is identified, either as the result of internal monitoring or other notification, the on-call Synacor Systems Administrator will immediately notify the Team Leader, who will assign an Incident Lead and notify the Communications Lead. The on-call Systems Administrator will follow an escalation procedure to notify technology managers if the Team Leader is unavailable. The time from initial identification to the start of the assessment stage is not to exceed thirty (30) minutes.

The following types of events will trigger notification to the on-call Systems Administrator:

•	detected intrusions on servers

•	detected intrusions on network equipment

•	privilege exceptions

•	unexpected changes to system configurations

The following incidents will be relayed from external sources to the on-call Systems Administrator and will be treated as serious incidents for immediate risk assessment:

•	provider network equipment intrusions

•	intrusions on third-party equipment adjacent to Synacor’s network

The following types of events will be logged and will be analyzed by a member of the Systems team on a regular basis, with any suspicious activity being escalated to the SIRT Team Lead for investigation.

•	logins and login errors

•	privileged executions

•	suspicious web log entries

•	SQL errors

•	Unexpected process halts

•	process restarts

Initial Assessment

The Incident Lead will determine the nature and extent of the incident, and will communicate this to the rest of the team. The Incident Lead will also begin to record all activities in a manual log and isolate evidence pertaining to the incident.

Schedule G-4

CONFIDENTIAL TREATMENT REQUESTED

Incident Communication

Depending on the severity, scope, and possible origin/originators of the incident, not all details will be immediately disclosed to the Client. The Communications Lead will initially notify Clients in accordance with the Service Level Agreements in place, concerning any service disruptions. When the incident has been contained and all evidence secured, the Communications Lead will promptly provide detailed written reports about the incident and any remaining service restoration issues.

Damage Identification, Containment and Recovery

The Incident Lead will determine the following:

•	duration of attack

•	the effects of isolating/turning off compromised systems

•	the extent of compromised systems

•	the duration of the attack

The Incident Lead will also attempt to determine:

•	the origin of the attack

•	the intent of the attack

In general, attacks against redundant systems, including web servers, load balancers; database servers, or any other redundant network, hardware device, or software in Synacor’s direct control will be addressed by removal of the affected system from the production environment, if necessary under the circumstances.

In some cases, it may be necessary to disable service completely. This will be necessary in cases where the intrusion is either widespread across an entire set of redundant servers and is malicious in nature, or when the intrusion did significant damage to justify restoration from backups. In this case, the length of the outage will depend on the extent of the damage.

Once the incident has been contained and service has been restored, the Incident Lead will perform the following tasks:

•	audit of affected systems and all other systems for malicious software, and document.

•	audit of system logs on affected systems

•	conduct comparison of filesystem on affected systems against the base

•	server installation to identify attack details

•	audit of in-memory processes on all systems

The Incident Lead is responsible for archiving all evidence, including logs and possibly entire filesystems, for future civil or criminal investigation. This will involve burning disk contents or logfiles on to CD-R (e.g., Writable CD ROM), saving the actual hard disks, or other archival methods depending on the incident specifics. The evidence will be kept in a locked cabinet for a period of time to be determined based on the nature of the incident and the media; CD-R disks, for example, will be kept for several years after the investigation has ended.

In the event that preserving data would compromise the recovery effort, the Team Lead will make the decision concerning the balance of evidence preservation vs. recovery time.

Post-Incident Monitoring

The Incident Lead, Team Leader and other parties will determine if additional processes are necessary to monitor for this type of attack in the future; if so, these processes will be specified and developed. In addition, manual audits may be required for a period of time after the incident as necessary to verify the integrity of the systems.

Schedule G-5

CONFIDENTIAL TREATMENT REQUESTED

Civil/Criminal Investigation

Synacor and Client together will make the determination whether to involve law enforcement or pursue a civil suit based on a number of factors including:

•	the nature of the attack

•	the extent and quality of the forensic evidence

•	the identity and location of the perpetrator, if known

•	the likelihood of another such attack

•	the resource cost of the investigation

•	impact on user privacy

•	impact on company/client reputation

•	advice of counsel

Schedule G-6

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE H

TO

SYNACOR AMENDED AND RESTATED MASTER SERVICE AGREEMENT

Escrow Agreement

Attached.

CONFIDENTIAL TREATMENT REQUESTED

THREE-PARTY MASTER ESCROW SERVICE AGREEMENT

Deposit Account Number:

1.	Introduction.

This Escrow Service Agreement (the “Agreement”) is entered into by and between Synacor, Inc., located at 50 Fountain Plaza-Suite 1520, Buffalo NY 14202 (check either ☒ “Depositor” or ☐ “Beneficiary”) and its affiliates and subsidiaries, and by any additional party signing the Enrollment Form attached as Exhibit E to this Agreement (check either ☐ “Depositor” or ☒ “Beneficiary”) and by Iron Mountain Intellectual Property Management, Inc. (“Iron Mountain”) on this 19 day of May, 2005 (the “Effective Date”). Beneficiary, Depositor, and Iron Mountain may be referred to individually as a “Party” or collectively as the “Parties” throughout this Agreement.

The use of the term “Services” in this Agreement shall refer to Iron Mountain Services that facilitate the creation, management, and enforcement of software and/or other technology escrow accounts as described in Exhibit A attached hereto. A Party shall request Services under this Agreement (i) by submitting a work request associated for certain Iron Mountain Escrow Services via the online portal maintained at the Website located at www.ironmountainconnect.com or any other Websites or Web pages owned or controlled by Iron Mountain that are linked to that Website (collectively the “Iron Mountain Website”), or (ii) by submitting a written work request attached hereto as Exhibit A (each, individually, a “Work Request”). The Parties desire this Agreement to be supplementary to the License Agreement and/or Master Services Agreement and pursuant to Chapter 11 United States [Bankruptcy] Code, Section 365(n).

2.	Depositor Responsibilities.

(a)	Depositor shall provide all information designated as required to fulfill a Work Request (“Required Information”) and may also provide other information (“Optional Information”) at their discretion to assist Iron Mountain in the fulfillment of requested Services.

(b)	Depositor must authorize and designate one or more persons whose action(s) will legally bind the Depositor (“Authorized Person(s)” who shall be identified in the Authorized Person(s)/Notices Table of this Agreement) and who may manage the Iron Mountain escrow account through the Iron Mountain Website or via written Work Request. Authorized Person(s) will maintain the accuracy of their name and contact information provided to Iron Mountain during the Term of this Agreement (the “Depositor Information”).

(c)	Depositor shall make an initial deposit that is complete and functional of all proprietary technology and other materials covered under this Agreement (“Deposit Material”) to Iron Mountain within ninety (90) days of the Effective Date. Depositor may also update Deposit Material from time to time during the Term of this Agreement provided a minimum of one (1) complete and functional copy of Deposit Material is deposited with Iron Mountain at all times. At the time of each deposit or update, Depositor will provide an accurate and complete description of all Deposit Material sent to Iron Mountain via the Iron Mountain Website or using the form attached hereto as Exhibit B.

(d)	Depositor consents to Iron Mountain’s performance of any level(s) of verification Services described in Exhibit A attached hereto and further consents to Iron Mountain’s use of a subcontractor (who shall be bound by the same confidentiality obligations as Iron Mountain and who shall not be a direct competitor to either Depositor or Beneficiary) to provide such Services as needed.

(e)	Depositor represents that it lawfully possesses all Deposit Material provided to Iron Mountain under this Agreement free of any liens or encumbrances as of the date of their deposit. Any Deposit Material liens or encumbrances made after their deposit will not prohibit, limit, or alter the rights and obligations of Iron Mountain under this Agreement;

(f)	Depositor represents that all Deposit Material is readable and useable in its then current form; if any portion of such Deposit Material is encrypted the necessary decryption, tools and keys to read such material are deposited contemporaneously.

(g)	Depositor represents that all Deposit Material is provided with all rights necessary for Iron Mountain to verify such proprietary technology and materials upon receipt of a Work Request for such Services; and

(h)	Depositor warrants that Iron Mountain’s use of the Deposit Material or other materials supplied by Depositor to perform the verification Services described in Exhibit A is lawful and does not violate the rights of any third parties. Depositor agrees to use commercially reasonable efforts to provide Iron Mountain with any necessary use rights or permissions to use materials necessary to perform verification of the Deposit Material. Depositor agrees to reasonably cooperate with Iron Mountain by providing its facilities, computer software systems, and technical personnel for verification Services whenever reasonably necessary.

MA3-21105 NA	Page 1 of 16

CONFIDENTIAL TREATMENT REQUESTED

3.	Benefiaciary Responsibilities.

(a)	Beneficiary shall provide all information designated as required to fulfill any Beneficiary Work Request (“Required Information”) and may also provide other information (“Optional Information”) at their discretion to assist Iron Mountain in the fulfillment of requested Services.

(b)	Beneficiary must authorize and designate one or more persons whose action(s) will legally bind the Beneficiary (“Authorized Person(s)” who shall be identified in the Authorized Person(s)/Notices Table of this Agreement) who shall manage the Iron Mountain escrow account through the Iron Mountain Website or via written Work Request, Authorized Person(s) will maintain the accuracy of their name and contact information provided to Iron Mountain during the Term of this Agreement (the “Beneficiary Information”).

(c)	Beneficiary acknowledges, in the absence of a Work Request for verification Services, that it assumes all responsibility for the completeness and/or functionality of all Deposit Material. Beneficiary may submit a verification Work Request to Iron Mountain for one of more of the Services defined in Exhibit A attached hereto and further consents to Iron Mountain’s use of a subcontractor if needed to provide such Services.

(d)	Beneficiary warrants that Iron Mountain’s use of any materials supplied by Beneficiary to perform the verification Services described in Exhibit A is lawful and does not violate the rights of any third parties.

4.	Iron Mountain Responsibilities.

(a)	Iron Mountain agrees to use commercially reasonable efforts to provide the Services requested by authorized Depositor and Beneficiary representatives in a Work Request. Iron Mountain may reject a Work Request (in whole or in part) that does not contain all Required Information at any time upon notification to the Party originating the Work Request.

(b)	Iron Mountain will conduct a deposit inspection upon receipt of any Deposit Material and associated Exhibit B. If Iron Mountain determines that the Deposit Material does not match the description provided by Depositor represented in Exhibit B attached hereto, Iron Mountain will provide Depositor with notice by electronic mail, telephone, or regular mail of such discrepancies. Iron Mountain will work directly with the Depositor to resolve any such discrepancies prior to accepting Deposit Material. Iron Mountain will provide Depositor with notice from time to time during the first ninety (90) days from the Effective date as a reminder that submission of initial Deposit Material is required. Iron Mountain may also send notices every ninety (90) days thereafter to Depositor and/or Beneficiary related to Deposit Material activity if such Services are requested in a Work Request.

(c)	Iron Mountain will provide notice by electronic mail, telephone, or regular mail to the Beneficiary of all Deposit Material that is accepted and deposited into the escrow account under this Agreement.

(d)	Iron Mountain will work with a Party who submits any verification Work Request for Deposit Material covered under this Agreement to either fulfill any standard verification Services Work Request or develop a custom Statement of Work (“SOW”). Iron Mountain and the requesting Party will mutually agree in writing to a SOW on the following terms and conditions that include but are not limited to: description of Deposit Material to be tested; description of verification testing; requesting Party responsibilities; Iron Mountain responsibilities; Service Fees; invoice payment instructions; designation of the Paying Party; designation of authorized SOW representatives for both the requesting Party and Iron Mountain with name and contact information; and description of any final deliverables prior to the start of any fulfillment activity. After the start of fulfillment activity, each SOW may only be amended or modified in writing with the mutual agreement of both Parties, in accordance with the change control procedures set forth therein.

(e)	Iron Mountain will hold and protect all Deposit Material in physical and/or electronic vaults that are either owned or under the direct control of Iron Mountain.

(f)	Iron Mountain will permit the replacement and/or removal of previously submitted Deposit Material upon Work Request that may be subject to the written joint instructions of the Depositor and Beneficiary.

(g)	Iron Mountain will strictly follow the procedures set forth in Exhibit C attached hereto to process any Beneficiary Work Request to release Deposit Material.

5.	Payment.

The Paying Party shall pay to Iron Mountain all fees as set forth in the Work Request form attached hereto as Exhibit A (“Service Fees”). Except as set forth below, all Service Fees are due to Iron Mountain within thirty (30) calendar days from the date of invoice in U.S. currency and are non-refundable. Iron Mountain may update Service Fees with a ninety (90) calendar day written notice to the Paying Party during the Term of this Agreement. The Paying Party is liable for any taxes related to Services purchased under this Agreement or shall present to Iron Mountain an exemption certificate acceptable to the taxing authorities. Applicable taxes shall be billed as a separate item on the invoice, to the extent possible. Any Service Fees not collected by Iron Mountain when due shall bear interest until paid at a rate of 1.25% per month (15% per annum) or the maximum rate permitted by law, whichever is less. Delinquent accounts may be referred to a collection agency at the sole discretion of Iron Mountain. Notwithstanding, the non-performance of any obligations of

MA3-21105 NA	Page 2 of 16

CONFIDENTIAL TREATMENT REQUESTED

Depositor to deliver Deposit Material under the License Agreement or this Agreement, Iron Mountain is entitled to be paid all Service Fees that accrue during the Term of this Agreement. All Service Fees will not be subject to offset except as specifically provided hereunder.

6.	Term and Termination.

(a)	The initial “Term” of this Agreement is for a period of one (1) year from the Effective Date and will automatically renew for additional one (1) year Terms and continue in full force and effect until one of the following events occur: (i) Depositor and Beneficiary provide joint written instructions of their intent to cancel this Agreement within sixty (60) days to Iron Mountain; (ii) Beneficiary provides a sixty (60) day written notice regarding cancellation of this Agreement to both Depositor and Iron Mountain; or (iii) Iron Mountain provides a sixty (60) day written notice to the Depositor and Beneficiary Authorized Persons that it can no longer perform the Services under this Agreement.

(b)	In the event this Agreement is terminated under Sections 6(a)(i) or 6(a)(iii) above, Depositor and Beneficiary may provide Iron Mountain with joint written instructions authorizing Iron Mountain to forward the Deposit Material to another escrow company and/or agent or other designated recipient. If Iron Mountain does not receive joint written instructions within sixty (60) calendar days after the date of the notice of termination, Iron Mountain shall return or destroy the Deposit Material.

(c)	In the event of the nonpayment of Service Fees owed to Iron Mountain, Iron Mountain shall provide all Parties to this Agreement with notice by electronic mail and/or regular mail. Any Party to this Agreement shall have the right to make the payment to Iron Mountain to cure the default. If the past due payment is not received in full by Iron Mountain within thirty (30) calendar days of the date of such notice, then Iron Mountain shall have the right to terminate this Agreement at any time thereafter by sending notice by electronic mail and/or regular mail of termination to all Parties. Iron Mountain shall have no obligation to take any action under this Agreement so long as any Iron Mountain invoice issued for Services rendered under this Agreement remains uncollected.

7.	General Indemnity.

Each Party shall defend, indemnify and hold harmless the others, their corporate affiliates and their respective officers, directors, employees, and agents and their respective successors and assigns from and against any and all claims, losses, liabilities, damages, and expenses (including, without limitation, reasonable attorneys’ fees), arising under this Agreement from the negligent or intentional acts or omissions of the indemnifying Party or its subcontractors, or the officers, directors, employees, agents, successors and assigns of any of them.

8.	Warranties.

(a)	Iron Mountain. ANY AND ALL SERVICES PROVIDED HEREUNDER SHALL BE PERFORMED IN A WORKMANLIKE MANNER. EXCEPT AS SPECIFIED IN THIS SECTION, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, AGAINST INFRINGEMENT OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW. AN AGGRIEVED PARTY MUST NOTIFY IRON MOUNTAIN PROMPTLY OF ANY CLAIMED BREACH OF ANY WARRANTIES AND SUCH PARTY’S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF WARRANTY SHALL BE RETURN OF THE PORTION OF THE FEES PAID TO IRON MOUNTAIN BY PAYING PARTY FOR SUCH NON-CONFORMING SERVICES. THIS DISCLAIMER AND EXCLUSION SHALL APPLY EVEN IF THE EXPRESS WARRANTY AND LIMITED REMEDY SET FORTH ABOVE FAILS OF ITS ESSENTIAL PURPOSE. THE WARRANTY PROVIDED IS SUBJECT TO THE LIMITATION OF LIABILITY SET FORTH IN SECTION 11 HEREIN.

(b)	Depositor. Depositor warrants that all Depositor Information provided hereunder is accurate and reliable and undertakes, to promptly correct and update such Depositor Information during the Term of this Agreement.

(c)	Beneficiary. Beneficiary warrants that all Beneficiary Information provided hereunder is accurate and reliable and undertakes to promptly correct and update such Beneficiary Information during the Term of this Agreement.

9.	Insurance.

Iron Mountain shall, at its sole cost and expense, throughout the term of this Agreement, procure and maintain in full force and effect, the following insurance coverage, with an insurance carrier that is rated B+ or better by A.M. Best.

TYPE OF INSURANCE	COVERAGE AMOUNT	TYPE OF INSURANCE	COVERAGE AMOUNT
General Liability	$2,000,000 General Aggregate	Crime Insurance	$2,000,000 Each Occurrence
General Liability	$1,000,000 Each Occurrence	[*]	[*]
Professional Liability	$1,000,000 Each Occurrence

MA3-21105 NA	Page 3 of 16

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

All certificates of insurance shall name the Parties as additional insured with respect to General Liability coverage. All certificates of insurance shall require that the Parties be provided with advance written notice of cancellation of the stated coverage, and Iron Mountain shall request that its insurer use its best efforts to provide at least thirty (30) days’ advance written notification of such cancellation.

10.	Confidential Information.

Iron Mountain shall have the obligation to reasonably protect the confidentiality of the Deposit Material. Except as provided in this Agreement Iron Mountain shall not disclose, transfer, make available or use the Deposit Material. Iron Mountain shall not disclose the terms of this Agreement to any third Party. If Iron Mountain receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Material, Iron Mountain will immediately notify the Parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Beneficiary to challenge any such order; provided, however, that Iron Mountain does not waive its rights to present its position with respect to any such order. Iron Mountain will not be required to disobey any order from a court or other judicial tribunal, including, but not limited to, notices delivered pursuant to Section 13(g) below.

11.	Limitation of Liability.

NOTWITHSTANDING ANYTHING ELSE HEREIN, ALL LIABILITY, IF ANY, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, OF ANY PARTY TO THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT EQUAL TO ONE YEAR OF FEES PAID OR OWED TO IRON MOUNTAIN UNDER THIS AGREEMENT. IF CLAIM OR LOSS IS MADE IN RELATION TO A SPECIFIC DEPOSIT OR DEPOSITS, SUCH LIABILITY SHALL BE LIMITED TO THE FEES RELATED SPECIFICALLY TO SUCH DEPOSITS. THIS LIMIT SHALL NOT APPLY TO ANY PARTY FOR: (I) ANY CLAIMS OF INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHT; (II) LIABILITY FOR DEATH OR BODILY INJURY; (III) DAMAGE TO TANGIBLE PROPERTY (EXCLUDING THE DEPOSIT ITEMS); (IV) THEFT; OR (V) PROVEN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

12.	Consequential Damages Waiver.

IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE TO ANOTHER PARTY FOR ANY INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST DATA OR INFORMATION, ANY COSTS OR EXPENSES FOR THE PROCUREMENT OF SUBSTITUTE SERVICES, OR ANY OTHER INDIRECT DAMAGES, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE EVEN IF THE POSSIBILITY THEREOF MAY BE KNOWN IN ADVANCE TO ONE OR MORE PARTIES.

13.	General.

(a)	Incorporation of Work Requests. All Depositor and/or Beneficiary Work Requests are incorporated into this Agreement. Any Work Requests submitted for an additional deposit account (“Auxiliary Deposit Account”) will be incorporated by reference into this Agreement and governed by the same terms and conditions that govern the initial deposit account (“Initial Deposit Account”).

(b)	Purchase Orders. The terms and conditions of this Agreement prevail regardless of any conflicting or additional terms on any Purchase Order or other correspondence for any Initial Deposit Account or Auxiliary Deposit Account. Any contingencies or additional terms contained on any Purchase Order are not binding upon Iron Mountain. All Purchase Orders are subject to approval and acceptance by Iron Mountain.

(c)	Right to Make Copies. Iron Mountain shall have the right to make copies of all Deposit Material as reasonably necessary to perform this Agreement. Iron Mountain shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on Deposit Material onto any copies made by Iron Mountain. Any copying expenses incurred by Iron Mountain as a result of a Work Request to copy will be borne by the Party requesting the copies. Iron Mountain may request Depositor’s reasonable cooperation in promptly copying Deposit Material in order for Iron Mountain to perform this Agreement.

(d)	Choice of Law. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of New York, United States of America, as if performed wholly within the state and without giving effect to the principles of conflicts of laws.

(e)

Right to Rely on Instructions. Iron Mountain may act in reliance upon any instruction, instrument, or signature reasonably believed by Iron Mountain to be genuine, Iron Mountain may assume that any employee of a Party to this

MA3-21105 NA	Page 4 of 16

CONFIDENTIAL TREATMENT REQUESTED

Agreement who gives any written notice, request, or instruction has the authority to do so. Iron Mountain will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. Iron Mountain shall not be responsible for failure to act as a result of causes beyond the reasonable control of Iron Mountain.

(f)	Force Majeure. Except for the obligation to pay monies due and owing, no Party shall be liable for any delay or failure in performance due to events outside the defaulting Party’s reasonable control, including without limitation acts of God, earthquake, labor disputes, shortages of supplies, riots, war, acts of terrorism, fire, epidemics, or delays of common carriers or other circumstances beyond its reasonable control. The obligations and rights of the excused Party shall be extended on a day-to-day basis for the time period equal to the period of the excusable delay.

(g)	Notices. All notices regarding Exhibit C shall be sent by commercial express mail. All other correspondence, including invoices, payments, and other documents and communications, shall be sent by (i) electronic mail; (ii) via regular mail to the Parties at the addresses specified in the Authorized Persons/Notices Table which shall include the title(s) of the individual(s) authorized to receive notices; or (iii) via the online portal maintained at the Iron Mountain Website. It shall be the responsibility of the Parties to notify each other as provided in this Section in the event of a change of physical or e-mail addresses. The Parties shall have the right to rely on the last known address of the other Parties. Any correctly addressed notice or last known address of the other Parties that is relied on herein that is refused, unclaimed, or undeliverable because of an act or omission of the Party to be notified as provided herein shall be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by electronic mail, the postal authorities by mail, through messenger or commercial express delivery services.

(h)	No Waiver. No waiver of rights under this Agreement by any Party shall constitute a subsequent waiver of this or any other right under this Agreement.

(i)	Assignment. No assignment of this Agreement by Depositor and/or Beneficiary or any rights or obligations of Depositor and/or Beneficiary under this Agreement is permitted without the written consent of Iron Mountain, which shall not be unreasonably withheld or delayed.

(j)	Severability. In the event any of the terms of this Agreement become or are declared to be Illegal or otherwise unenforceable by any court of competent jurisdiction, such term(s) shall be null and void and shall be deemed deleted from this Agreement. All remaining terms of this Agreement shall remain in full force and effect. Notwithstanding the foregoing, if this paragraph becomes applicable and, as a result, the value of this Agreement is materially impaired for either Party, as determined by such Party in its sole discretion, then the affected Party may terminate this Agreement by notice to the others.

(k)	Independent Contractor Relationship. Depositor and Beneficiary understand, acknowledge, and agree that Iron Mountain’s relationship with Depositor and Beneficiary will be that of an independent contractor and that nothing in this Agreement is intended to or should be construed to create a partnership, joint venture, or employment relationship.

(1)	Attorneys’ Fees. In any suit or proceeding between the Parties relating to this Agreement, the prevailing Party will have the right to recover from the other(s) it’s costs and reasonable fees and expenses of attorneys, accountants, and other professionals incurred in connection with the suit or proceeding, including costs, fees and expenses upon appeal, separately from and in addition to any other amount included in such judgment. This provision is intended to be severable from the other provisions of this Agreement, and shall survive and not be merged into any such judgment.

(m)	No Agency. No Party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other Parties or bind the other Parties in any respect whatsoever.

(n)	Disputes. Any dispute, difference or question relating to or arising among any of the Parties concerning the construction, meaning, effect or implementation of this Agreement or any Party hereof will be submitted to, and settled by arbitration by a single arbitrator chosen by the New York Regional Office of the American Arbitration Association in accordance with the Commercial Rules of the American Arbitration Association. The arbitrator shall apply New York law. Unless otherwise agreed by the Parties, arbitration will take place in New York City, New York, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator. Service of a petition to confirm the arbitration award may be made by regular mail or by commercial express mail, to the attorney for the Party or, if unrepresented, to the Party at the last known business address. If however, Depositor and/or Beneficiary refuse to submit to arbitration, the matter shall not be submitted to arbitration and Iron Mountain may submit the matter to any court of competent jurisdiction for an interpleader or similar action. Unless adjudged otherwise, any costs of arbitration incurred by Iron Mountain, including reasonable attorney’s fees and costs, shall be divided equally and paid by Depositor and Beneficiary.

(o)	Regulations. All Parties are responsible for and warrant - to the extent of their individual actions or omissions -compliance with all applicable laws, rules and regulations, including but not limited to: customs laws; import; export and re-export laws; and government regulations of any country from or to which the Deposit Material may be delivered in accordance with the provisions of this Agreement.

MA3-21105 NA	Page 5 of 16

CONFIDENTIAL TREATMENT REQUESTED

(p)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(q)	Survival. Sections 6 (Term and Termination), 7 (General Indemnity), 8 (Warranties), 10 (Confidential Information), 11 (Limitation of Liability), 12 (Consequential Damages Waiver), and 13 (General) of this Agreement shall survive termination of this Agreement or any Exhibit attached hereto.

NOTE: SIGNATURE BLOCKS, AUTHORIZED PERSONS/NOTICES TABLE, AND BILLING CONTACT

INFORMATION TABLE FOLLOW ON THE NEXT PAGE

MA3-21105 NA	Page 6 of 16

CONFIDENTIAL TREATMENT REQUESTED

The Parties agree that this Agreement is the complete agreement between the Parties hereto concerning the subject matter of this Agreement and replaces any prior or contemporaneous oral or written communications between the Parties. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. Each of the Parties herein represents and warrants that the execution, delivery, and performance of this Agreement has been duly authorized and signed by a person who meets statutory or other binding approval to sign on behalf of its business organization as named in this Agreement. This Agreement may only be modified by mutual written agreement of the Parties.

Note: If contracting electronically via the online portal, clicking the “I Accept” button displayed as part of the ordering process, evidences ☐ “Depositor’s” or ☐ “Beneficiary’s” agreement to the preceding terms and conditions (the “Agreement”). If you are entering into this Agreement via the online portal on behalf of a company or other legal entity, you represent that you have the authority to bind such entity to these terms and conditions, in which case the terms “you” or “your” shall refer to such entity. If you do not have such authority, or if you do not agree with these terms and conditions, you must select the “I Decline” button.

CHOOSE ONE: ☒ DEPOSITOR or ☐ BENEFICIARY		IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

SIGNATURE:	/s/ Brian C. Neeson	SIGNATURE:
PRINT NAME:	Brian C. Neeson	PRINT NAME:
TITLE:	Controller	TITLE:
DATE:	May 19, 2005	DATE:
EMAIL ADDRESS	[*]	EMAIL ADDRESS:	ipmcontracts@ironmountain.com

AUTHORIZED PERSON(S)/NOTICES TABLE

Please provide the name(s) and contact information of the Authorized Person(s) under this Agreement; All Notices will be sent electronically and/or through regular mail to the appropriate address set forth below.

PRINT NAME:	[*]	PRINT NAME:	[*]
TITLE:	[*]	TITLE:	[*]
EMAIL ADDRESS	[*]	EMAIL ADDRESS	[*]
STREET ADDRESS 1	50 Fountain Plaza-Ste 1520	STREET ADDRESS 1	50 Fountain Plaza-Ste 1520
PROVINCE/CITY/STATE	Buffalo, NY	PROVINCE/CITY/STATE	Buffalo, NY
POSTAL/ZIP CODE	14202	POSTAL/ZIP CODE	14202
PHONE NUMBER	[*]	PHONE NUMBER	[*]
FAX NUMBER	1-716-332-0080	FAX NUMBER	1-716-332-0080

BILLING CONTACT INFORMATION TABLE

Please provide the name and contact information of the Billing Contact under this Agreement. All Invoices will be sent electronically and/or through regular mail to the appropriate address set forth below.

PRINT NAME:	[*]
TITLE:	[*]	Approved as to Operational Content:
EMAIL ADDRESS	[*]	Iran Mountain Operations
STREET ADDRESS 1	50 Fountain Plaza-Ste 1520	/s/ Yolanda Cranberry
PROVINCE/CITY/STATE	Buffalo, NY	Name:	Yolanda Cranberry,
POSTAL/ZIP CODE	14202		Contracts Administrator
PHONE NUMBER	[*]	Date:	April 26, 2005
FAX NUMBER	1-716-332-0080

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

All notices should be sent to ipmcontracts@ironmountain.com OR Iron Mountain, Attn: Contract Administration, 2100 Norcross Parkway, Suite 150, Norcross, Georgia, 30071, USA.

MA3-21105 NA	Page 7 of 16

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A

ESCROW SERVICE WORK REQUEST

SERVICE Check box (es) to order service	SERVICE DESCRIPTION	ONE-TIME FEES	ANNUAL FEES	PAYING PARTY Check box to identify the Paying Party for each service below.
☐ Add and Manage New Escrow Account

Iron Mountain will open a new escrow deposit account that includes a minimum of one (1) Depositor and one (1) complete set of Deposit Material. All Deposit Material will be securely stored in controlled vaults that are owned and/or operated by Iron Mountain. Account services include unlimited deposits, electronic vaulting, access to Iron Mountain Connect™ Escrow Management Center for secure online account management and submission of electronic Work Requests, and secure destruction of deposit materials upon account termination.

Iron Mountain will assign a Client Manager for each escrow account. These Managers will provide client training from time to time to facilitate secure Internet access to escrow account(s). Assigned Managers will also ensure timely fulfillment of client Work Requests (e.g., deposit updates, new beneficiary enrollment) and communication of status.

		[*]	[*]	☐ Depositor - OR - ☐ Beneficiary
☐ Add and Manage Auxiliary Account	Iron Mountain will open and manage an Auxiliary Deposit Account for a new product or depositor in accordance with the service description immediately above and the Agreement that governs the Initial Deposit Account# ..	N/A	[*]	☐ Depositor - OR - ☐ Beneficiary
☐ Add Deposit Tracking Notification	Iron Mountain will send periodic notices to Depositor and/or Beneficiary related to Deposit Material as specified within the terms of the agreement	N/A	[*]	☐ Depositor - OR - ☐ Beneficiary
☐ Add Beneficiary	Iron Mountain will fulfill a Work Request to add a new Beneficiary to an escrow account, where possible, and provide notice as appropriate to all relevant Parties.	N/A	[*]	☐ Depositor - OR - ☐ Beneficiary
☐ Add Initial Verification of Deposit Material	Iron Mountain will fulfill a Work Request to perform initial Verification Services, which includes a final report sent to Client, on Deposit Material to ensure consistency between Depositor’s representations (i.e., Exhibit B and Supplementary Questionnaire) and stored Deposit Material. For a more detailed description see Verification Services Options below.	N/A	[*]	☐ Depositor - OR - ☐ Beneficiary
☐ Add Custom Verification of Deposit Material	Iron Mountain will fulfill a Work Request to perform one or more levels of custom Verification Services, which includes a final report sent to Client. on Deposit Material, Client and Iron Mountain will agree on a custom Statement of Work (“SOW”) prior to the start of fulfillment For a more detailed description see Verification Services Options below.	Custom Quote Based on SOW	Custom Quote Based on SOW	☐ Depositor - OR - ☐ Beneficiary
☐ Add Dual Vaulting	Iron Mountain will fulfill a Work Request to store deposit materials in one additional location as defined within the Service Agreement Duplicate storage request may be in the form of either physical media or electronic storage.	N/A	[*]	☐ Depositor - OR - ☐ Beneficiary
☐ Release Deposit Material	Iron Mountain will process a Work Request to release Deposit Material by following the specific procedures defined in Exhibit C “Release of Deposit Materials” the Escrow Service Agreement.	[*]	N/A	☐ Depositor - OR - ☐ Beneficiary
☐ Add Custom Services	Iron Mountain will provide its Escrow Expert™ consulting Services (e.g., licensing escrow strategy development, dual/remote vaulting, account consolidation) based on a custom SOW mutually agreed to by all Parties.	[*]	N/A	☐ Depositor - OR - ☐ Beneficiary
☐ Delete Account	Iron Mountain will fulfill a Work Request to terminate an existing escrow account by providing notice to all Parties to the Agreement, removing Deposit Material from the vault and then either securely destroying or returning the Deposit Material via commercial express mail carrier as instructed All accrued Services Fees must be collected by Iron Mountain prior to completing fulfillment to terminate an existing escrow account.	[*]	[*]	[*]
☐ Replace/Delete Deposit Materials	Iron Mountain will replace/delete deposit material in accordance with the terms of the agreement. Materials will be returned as directed by depositor or destroyed using Iron Mountain Secure Shredding	[*]	[*]	[*]

Upon Escrow Service Agreement execution, please provide your initials below in the appropriate location to indicate your acceptance of this Escrow Services Work Request inclusive of agreed Services pricing and indication of which Party is financially responsible for payment of specific Services.

DEPOSITOR INITIALS	BENEFICIARY INITIALS

Note: Clients may submit Work Requests electronically through their escrow account online OR may complete this form along with any other supporting exhibits required and email and/or fax this Work Request to their assigned Client Manager at Iron Mountain for fulfillment.

MA3-21105 NA	Page 8 of 16	AMA3-21105 NA

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

VERIFICATION SERVICES OPTIONS

1.	Initial Verification – Consistency.

1.1.	Iron Mountain shall perform an initial verification (“Initial Verification”) of the Deposit Material upon receipt of the first deposit and for each update. To help perform this evaluation, Iron Mountain will examine the Exhibit B, and request that the Depositor complete an Escrow Deposit Questionnaire. Iron Mountain will then analyze the Escrow Deposit Questionnaire and Exhibit B, prepare and deliver a report to Depositor and Beneficiary containing its finding(s) and opinion(s) as to the Deposit consistency based on the information supplied. Iron Mountain’s report will include information regarding:

1.1.1.	The hardware and software configuration(s) needed to read the Deposit Material media associated with the Exhibit B;

1.12.	The software needed to interpret the data read from the media (i.e. Zip, tar, cvs type files); and

1.1.3.	The hardware and software configurations needed to compile the software product defined by the Exhibit B.

1.2.	Iron Mountain’s Systems Analysts will also be available to discuss the Initial Verification’s technical consistency evaluation and other deposit verification issues. Iron Mountain’s higher levels of verification address issues of readability, inventory, ability to be compiled or other testing as requested by a Party.

2.	Level One (1) – Inventory.

2.1.	This series of verification tests provides insight into whether the necessary information required to recreate the Depositor’s development environment has been properly stored in escrow. These tests detect errors that often inhibit effective use of the escrow deposit.

2.2.	Steps include: Analyzing deposit media readability, virus scanning, developing file classification tables, identifying the presence/absence of build instructions, and identifying materials required to recreate the Depositor’s software development environment.

2.3.	Deliverables: At completion of testing, Iron Mountain will distribute a report to Beneficiary detailing Iron Mountain’s investigation. This report will include build instructions, file classification tables and listings. In addition, the report will list required software development materials, including, without limitation, required source code languages and compilers, third-Party software, libraries, operating systems, and hardware, as well as Iron Mountain’s analysis of the deposit When identifying materials required to re-create Depositor’s software development environment, Iron Mountain will rely on information provided in Depositor’s completed questionnaire (obtained via a Iron Mountain verification representative) and/or information gathered during Iron Mountain’s testing experience.

3.	Level Two (2) – Build.

3.1.	This series of tests includes a standard effort to compile the Deposit Material and build executable code.

3.2.	Steps include: Recreating the Depositor’s software development environment, compiling source files and modules, linking libraries and recreating executable code.

3.3.	Deliverables: Iron Mountain will provide a report detailing the steps necessary to recreate the software/hardware development environment, problems encountered with testing, and Iron Mountain’s analysis of the deposit.

4.	Level Three (3) – Validation.

4.1.	Level III verification consists of testing the functionality of the compiled Deposit Material (in a production setting or similar environment) and can be accomplished through one of the following three options:

4.1.1.	Option A – With the Depositor’s approval, executables created by Iron Mountain during Level II testing are provided to the Beneficiary for functionality testing.

4.1.2.	Option B – The Beneficiary provides Iron Mountain with a copy of its licensed executables. Iron Mountain compares the executables created during Level II testing with the licensed executables and provides a comparison report to all Parties.

4.1.3.	Option C – Iron Mountain recreates the runtime environment for the licensed technology and installs the executables created during the Level II testing into that environment. (The environment is generally “scaled down” from the actual live environment) Iron Mountain then runs test scripts supplied by the Beneficiary and provides a report of the test results to all Parties. This may require Depositor approval.

4.1.4.	Services may be provided by Iron Mountain or individuals or organizations employed by or under contract with Iron Mountain, at the discretion of Iron Mountain.

MA3-21105 NA	Page 9 of 16

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT B

DEPOSIT MATERIAL DESCRIPTION

Deposit Account Number:

COMPANY NAME:

DEPOSIT NAME                                          AND DEPOSIT VERSION         (Deposit Name will appear in account history reports)

DEPOSIT MEDIA (PLEASE LABEL ALL MEDIA WITH THE DEPOSIT NAME PROVIDED ABOVE)

MEDIA TYPE	QUANTITY	MEDIA TYPE	QUANTITY

☐ Internet File Transfer	N/A	☐ 3.5” Floppy Disk

☐ CD-ROM / DVD		☐ Documentation

☐ DLT Tape		☐ Hard Drive / CPU

☐ DAT Tape		☐ Circuit Board

☐ Other (describe here):

DEPOSIT ENCRYPTION (Please check either “Yes” or “No” below and complete as appropriate)

Is the media or are any of the files encrypted? ☐ Yes or ☐ No

If yes, please include any passwords and decryption tools description below. Please also deposit all necessary encryption software with this deposit.

Encryption tool name	Version

Hardware required

Software required

Other required information

DEPOSIT CERTIFICATION (Please check the box below to Certify and Provide your Contact Information

☐ I certify for Depositor that the above described Deposit Material has been transmitted electronically or sent via commercial express mail carrier to Iron Mountain at the address below.	☐ Iron Mountain has inspected and accepted the above described Deposit Material either electronically or physically. Iron Mountain will notify Depositor of any discrepancies.
NAME:	NAME:
DATE:	DATE:
EMAIL ADDRESS:
TELEPHONE NUMBER:
FAX NUMBER:

Note: If Depositor is physically sending Deposit Material to Iron Mountain, please label all media and mail all Deposit Material with the appropriate Exhibit B via commercial express carrier to the following address:

Iron Mountain Intellectual Property Management, Inc.

Attn: Vault Administration

2100 Norcross Parkway, Suite 150

Norcross, GA 30071

Telephone: (770) 239-9200

Facsimile: (770) 239-9201

MA3-21105 NA	Page 10 of 16

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT C

RELEASE OF DEPOSIT MATERIAL

Iron Mountain will use the following procedures to process any Beneficiary Work Request to release Deposit Material.

1.	Release Conditions. Depositor and Beneficiary agree that Iron Mountain will provide notice via electronic mail and/or regular mail to the Depositor if a Beneficiary under this Agreement submits a Deposit Material release Work Request based on one or more of the following conditions (defined as “Release Conditions”);

(i)	Breach of the License Agreement by the Depositor for the Deposit Material covered under this Agreement; or

(ii)	Failure of the Depositor to function as a going concern or operate in the in the ordinary course; or

(iii)	Depositor is subject to voluntary or involuntary bankruptcy.

2.	Release Work Request. A Beneficiary may submit a Work Request to Iron Mountain to release the Deposit Material covered under this Agreement, Iron Mountain will send a written notice of this Beneficiary Work Request within five (5) business days to the authorized Depositor representative(s).

3.	Contrary Instructions. From the date Iron Mountain mails written notice of the Beneficiary Work Request to release Deposit Material covered under this Agreement, Depositor representative(s) shall have ten (10) business days to deliver to Iron Mountain contrary, instructions (“Contrary Instructions”). Contrary Instructions shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Contrary Instructions shall be on company letterhead and signed by an authorized Depositor representative, Upon receipt of Contrary Instructions, Iron Mountain shall send a copy to an authorized Beneficiary representative by commercial express mail. Additionally, Iron Mountain shall notify both Depositor representative(s) and Beneficiary representative(s) that there is a dispute to be resolved pursuant to the Disputes provisions of this Agreement. Iron Mountain will continue to store Deposit Material without release pending (i) joint instructions from Depositor and Beneficiary that accept release of Deposit Material; or (ii) dispute resolution pursuant to the Disputes provisions of this Agreement; or (iii) receipt of an order from a court of competent jurisdiction.

4.	Release of Deposit Material. If Iron Mountain does not receive Contrary Instructions from an authorized Depositor representative, Iron Mountain is authorized to release Deposit Material to the Beneficiary or, if more than one Beneficiary is registered to the deposit, to release a copy of Deposit Material to the Beneficiary. Iron Mountain is entitled to receive any uncollected Service fees due Iron Mountain from the Beneficiary before fulfilling the Work Request to release Deposit Material covered under this Agreement. This Agreement will terminate upon the release of Deposit Material held by Iron Mountain.

5.	Right to Use Following Release. Beneficiary has the right under this Agreement to use the Deposit Material for the sole purpose of continuing the benefits afforded to Beneficiary by the License Agreement and/or Master Services Agreement. Notwithstanding, the Beneficiary shall not have access to the Deposit Material unless there is a release of the Deposit Material in accordance with this Agreement. Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Material.

MA3-21105 NA	Page 11 of 16

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT D

AUXILIARY DEPOSIT ACCOUNT TO THREE-PARTY MASTER ESCROW SERVICE

AGREEMENT

(NOTE: TO BE COMPLETED ONLY IF DEPOSITOR ESTABLISHED A THREE-PARTY MASTER ESCROW SERVICE AGREEMENT)

Initial Deposit Account Number:

                                         (“Depositor”) has entered into a Three-Party Master Escrow Service Agreement with Iron Mountain Intellectual Property Management, Inc. (“Iron Mountain”). Pursuant to that Agreement, Depositor may deposit certain Deposit Material with Iron Mountain.

Depositor desires that new Deposit Material be held in a separate account and be maintained separately from the initial account. By execution of this Exhibit E, Iron Mountain will establish a separate account for the new Deposit Material. The new account will be referenced by the following name:                                        .

Depositor hereby agrees that all terms and conditions of the existing Three-Party Master Escrow Service Agreement previously entered into by Depositor and Iron Mountain will govern this account. The termination or expiration of any other account of Depositor will not affect this account.

CHOOSE ONE: ☐ DEPOSITOR or ☐ BENEFICIARY	IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

SIGNATURE:	SIGNATURE:
PRINT NAME:	PRINT NAME:
TITLE:	TITLE:
DATE:	DATE:
EMAIL ADDRESS	EMAIL ADDRESS:	ipmcontracts@ironmountain.com

MA3-21105 NA	Page 12 of 16

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT E

ENROLLMENT FORM

Deposit Account Number:

Depositor, Beneficiary and Iron Mountain Intellectual Property Management, Inc. (“Iron Mountain”), hereby acknowledge that                                         is the  ☐   “Depositor” or  ☐   “Beneficiary” referred to in the Three-Party Master Escrow Service Agreement that supports Deposit Account Number:                                         with Iron Mountain as the escrow agent and                                         is the  ☐  Depositor or  ☐  Beneficiary enrolling under this Agreement.   ☐   “Depositor” or   ☐  “Beneficiary” hereby agrees to be bound by all provisions of such Agreement.

AUTHORIZED PERSON(S)/NOTICES TABLE

Please provide the name(s) and contact information of the Authorized Person(s) under this Agreement. All Notices will be sent electronically and/or through regular mail to the appropriate address set forth below.

PRINT NAME:	PRINT NAME:
TITLE:	TITLE:
EMAIL ADDRESS	EMAIL ADDRESS
STREET ADDRESS	STREET ADDRESS
PROVINCE/CITY/STATE	PROVINCE/CITY/STATE
POSTAL/ZIP CODE	POSTAL/ZIP CODE
PHONE NUMBER	PHONE NUMBER
FAX NUMBER	FAX NUMBER

BILLING CONTACT INFORMATION TABLE

Please provide the name and contact information of the Billing Contact under this Agreement. All Invoices will be sent to this individual at the address set forth below.

PRINT NAME:
TITLE:
EMAIL ADDRESS
STREET ADDRESS 1
PROVINCE/CITY/STATE
POSTAL/ZIP CODE
PHONE NUMBER
FAX NUMBER

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

All notices should be sent to ipmcontracts@ironmountain.com OR Iron Mountain, Attn: Contract Administration, 2100 Norcross Parkway, Suite 150, Norcross, Georgia, 30071, USA.

NOTE: SIGNATURE BLOCKS FOLLOW ON THE NEXT PAGE

MA3-21105 NA	Page 13 of 16

CONFIDENTIAL TREATMENT REQUESTED

DEPOSITOR	BENEFICIARY

SIGNATURE:	SIGNATURE:
PRINT NAME:	PRINT NAME:
TITLE:	TITLE:
DATE:	DATE:
EMAIL ADDRESS	EMAIL ADDRESS:

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

SIGNATURE:
PRINT NAME:
TITLE:
DATE:
EMAIL ADDRESS:	ipmcontracts@ironmountain.com

MA3-21105 NA	Page 14 of 16

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT Q

ESCROW DEPOSIT QUESTIONNAIRE

Introduction

From time to time, technology escrow beneficiaries may exercise their right to perform verification services. This is a service that Iron Mountain provides for the purpose of validating relevance, completeness, currency, accuracy and functionality of deposit materials.

Purpose of Questionnaire

In order for Iron Mountain to determine the deposit material requirements and to quote fees associated with verification services, a completed deposit questionnaire is requested. It is the responsibility of the escrow depositor to complete the questionnaire.

Instructions

Please complete the questionnaire in its entirety by answering every question with accurate data. Upon completion, please return the completed questionnaire to the beneficiary asking for its completion, or e-mail it to Iron Mountain Technology Escrow Services to the attention of Shane Ryan at shaneryan@ironmountain.com.

Escrow Deposit Questionnaire

General Description

1.	What is the general function of the software to be placed into escrow?

2.	On what media will the source code be delivered?

3.	What is the size of the deposit in megabytes?

Requirements for the Execution of the Software Protected by the Deposit

1.	What are the system hardware requirements to successfully execute the software? (memory, disk space, etc.)

2.	How many machines are required to completely set up the software?

3.	What are the software and system software requirements, to execute the software and verify correct operation?

Requirements for the Assembly of the Deposit

1.	Describe the nature of the source code in the deposit. (Does the deposit include interpreted code, compiled source, or a mixture? How do the different parts of the deposit relate to each other?)

2.	How many build processes are there?

3.	How many unique build environments are required to assemble the material in the escrow deposit into the deliverables?

MA3-21105 NA	Page 15 of 16

CONFIDENTIAL TREATMENT REQUESTED

4.	What hardware is required for each build environment to compile the software? (including memory, disk space, etc.)

5.	What operating systems (including versions) are used during compilation? Is the software executed on any other operating systems/version?

6.	How many separate deliverable components (executables, share libraries, etc.) are built?

7.	What compilers/linkers/other tools (brand and version) are necessary to build the application?

8.	What, if any, third-party libraries are used to build the software?

9.	How long does a complete build of the software take? How much of that time requires some form of human interaction and how much is automated?

10.	Do you have a formal build document describing the necessary steps for system configuration and compilation?

11.	Do you have an internal QA process? If so, please give a brief description of the testing process.

12.	Please list the appropriate technical person(s) Iron Mountain may contact regarding this set of escrow deposit materials.

Please provide your contact information below:

Name:
Telephone:
Company:
Address:
City, State	Postal Code
Country:
E-mail:

For additional information about Iron Mountain Technical Verification Services, please contact

Shane Ryan at 978-667-3601 ext. 100 or by e-mail at mailto: shaneryan@ironmountain.com.

www.ironmountain.com

MA3-21105 NA	Page 16 of 16

CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT

This amendment (“Amendment”) shall modify the Three-Party Master Escrow Service Agreement between Synacor, Inc. (“Depositor”), Iron Mountain Intellectual Property Management (“Iron Mountain”), and Charter Communications Holding Company, LLC (“Beneficiary”), dated July 28, 2005                     , 2005 (the “New Escrow Agreement”). In the event of any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall control.

By this Amendment, the parties agree that the escrow agreement (dated September 30    , 2004; the “Old Escrow Agreement”) previously incorporated as Schedule E into the separate Synacor Master Services Agreement between Depositor and Beneficiary, is hereby deleted, superseded in its entirety by, and replaced with the New Escrow Agreement as such is amended hereby, provided that all parties acknowledge and agree that neither the Now Escrow Agreement nor the fact that it supersedes the Old Escrow Agreement shall make Iron Mountain a third party beneficiary to the Synacor Master Services Agreement. All capitalized terms used herein will have the same meaning ascribed to them in the New Escrow Agreement, unless specifically stated otherwise.

The parties agree as follows:

1.	The following language is hereby inserted in Section 2(c) after the words “Term of this Agreement” in the second sentence thereof;

and shall have the obligation to make such updates no less than thirty (30) days after the commercial launch or implementation of any new correlating new version of the Deposit Material

3.	The following word is hereby inserted in Section 2(d) after the words “to Iron Mountain’s use of a”: qualified.

4.	The following word is hereby inserted in Section 3(c) after the words “to Iron Mountain’s use of a”: qualified.

5.	The following language is hereby deleted from the first sentence in section 4(a); “to use commercially reasonable efforts”.

6.	The following language is hereby inserted in Section 6(c) after the words “to all Parties” in the third sentence:

unless Iron Mountain receives such payment within seventy-two (72) hours of such termination notice.

7.	The following language is hereby inserted in Section 8(a) after the words “EXCEPT AS SPECIFIED IN THIS SECTION,” in the first sentence:

OR AS OTHERWISE EXPRESSLY STATED ELSEWHERE IN THIS AGREEMENT,

8.	The word “employee” is hereby deleted from the second sentence in Section 13(e) and replaced with: officer.

Confidential	Page 1	1/11/2006

CONFIDENTIAL TREATMENT REQUESTED

9.	The timeframe “five (5) business days” in Section 2 of Exhibit C, is hereby deleted and replaced with the following timeframe: twenty-four (24) hours.

10.	The timeframe “ten (10) business days” in the first sentence of Section 3 of Exhibit C, is hereby deleted and replaced with the following timeframe: five (5) days.

11.	The words “is authorized to” are hereby deleted from the first sentence in Section 4 of Exhibit C and replaced with: shall.

12.	The following sentence shall be inserted after the final sentence of Section 4 of Exhibit C:

Iron Mountain shall release Deposit Material to the Beneficiary within twenty-four (24) hours after receiving notification from Depositor (in whatever form) of Depositor’s consent to such release.

13.	Supplement To Agreement. The terms and conditions of the Agreement will remain in full force and effect, except as modified by this Amendment. This Amendment will serve only to supplement the Agreement.

NOW THEREFORE, Depositor, Iron Mountain, and Beneficiary agree to the additional terms and conditions included within this Addendum and hereby execute this Addendum by their duly authorized representatives.

BENEFICIARY: Charter Communications Holding Company, LLC		IRON MOUNTAIN: Iron Mountain Intellectual Property Management

By:	/s/ Jeff Jay	By:	/s/ Susan E. Cooper
Name:	Jeff Jay	Name:	Susan E. Cooper
Title:	VP Product Development	Title:	Contracts Administrator
Date:	1/19/06	Date:	3-30-06

DEPOSITOR:
Synacor, Inc.

By:	/s/ Brian C. Neeson
Name:	Brian C. Neeson
Title:	Controller
Date:	1/11/06

Confidential	Page 2	1/19/2006